UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐		Preliminary proxy statement
☐		Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒		Definitive Proxy Statement
☐		Definitive Additional Materials
☐		Soliciting Material Pursuant to Section 240.14a-12

NATURAL GAS SERVICES GROUP, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
☒		No fee required.
☐		Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(2)	Aggregate number of securities to which transaction applies:
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(4) Date Filed:

NATURAL GAS SERVICES GROUP, INC,
404 Veterans Airpark Lane, Suite 300
Midland, Texas 79705

Important Notice Regarding the Availability of Online Voting for the
Shareholder Meeting to be Held on Thursday, June 5, 2025

The Proxy Statement and annual report to shareholders are available at
www.ngsgi.com and www.proxyvote.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held on Thursday, June 5, 2025

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Natural Gas Services Group, Inc., a Colorado corporation (the “Company”), will be held on Thursday, June 5, 2024 at 8:30 a.m., Central Time. The matters to be considered and voted upon at the Annual Meeting are as follows:

1	To elect four Directors to the Company’s Board of Directors;
2	To consider an advisory vote on executive compensation of our named executive officers;
3	To approve an amendment to the 2019 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan by 500,000 shares and extend the term of the plan by an additional five years;
4	To ratify the appointment of Ham, Langston & Brezina LLP as the Company’s independent registered public accounting firm for 2025; and

5	To transact such other business as may properly be presented at the meeting, or at any adjournment(s) of the meeting.

Location
At Granite Place 1, 550 Reserve Street #320, Southlake, Texas 76092.

Record Date
Shareholders of record as of April 11, 2025 (the “Record Date”) will be entitled to attend and vote at the 2025 annual meeting of shareholders (the “Annual Meeting”). On that day, 12,513,850 shares of our common stock were outstanding and entitled to vote. A complete list of our shareholders entitled to vote at the meeting will be available for examination at our offices during ordinary business hours for a period of ten (10) days prior to the Annual Meeting.

Delivery Date
On or about April 25, 2025, our proxy materials are first being mailed or made available to shareholders.

How to Vote
INTERNET
Visit www.proxyvote.com. You will need the multi-digit number included in your proxy card, voting instruction form or notice regarding the availability of proxy materials (“notice card”).

PHONE
Call 1-800-690-6903 or the number on your proxy card, voter instruction form or notice card. You will need the multi-digit number included in your proxy card, voting instruction form or notice card.

MAIL
If you received a paper copy of the proxy materials by mail, you may send your completed and signed proxy card or voting instruction form to the address on your proxy card or voting instruction form.

IN-PERSON AT THE ANNUAL MEETING
If you plan to attend the meeting in-person and you are a shareholder of record, you will need to bring a picture ID and proof of ownership of your shares as of the Record Date. If your shares are held in the name of your broker, bank or other nominee and you want to vote in-person, then you will need to obtain a legal proxy from the institution that holds your common shares indicating that you were the beneficial owner as of the Record Date.

You may request a copy of the materials relating to our Annual Meeting, including the Proxy Statement and form of proxy for our Annual Meeting and our Annual Report by following the instructions on your notice card, or by contacting our Investor Relations team by telephone at (432) 262-2700 or by e-mail at ir@ngsgi.com.

We cordially invite you to attend the meeting. To ensure your representation at the meeting, please vote promptly even if you plan to attend the meeting in-person. Voting now will not prevent you from voting in-person at the meeting if you are a shareholder of record or if you hold a legal proxy from an institution that holds your shares and wish to do so.

BY ORDER OF THE BOARD OF DIRECTORS
April 25, 2025	/s/ Justin C. Jacobs
Justin C. Jacobs
Chief Executive Officer and Director

NATURAL GAS SERVICES GROUP, INC.
404 Veterans Airpark Lane, Suite 300
Midland, Texas 79705

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, JUNE 5, 2025

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies from the shareholders of the Company to be voted at our Annual Meeting of Shareholders (the “Annual Meeting”) to be held at Granite Place 1, 550 Reserve Street #320, Southlake, Texas, 76092 on Thursday, June 5, 2025, at 8:30 a.m. Central Time and any adjournment thereof. YOUR PROXY IS SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS. If not otherwise specified, all proxies received pursuant to this solicitation will be voted “FOR” the Director nominees and "FOR" the proposals as specified in this Proxy Statement and, at the discretion of the proxy holder, upon such other matters as may properly come before the Annual Meeting or any adjournment thereof. This Proxy Statement (including the Notice of Annual Meeting of Shareholders) and Annual Report on Form 10-K for the year ended December 31, 2024 is first being made available to shareholders beginning on or before April 25, 2025. This Proxy Statement, including the Notice of Annual Meeting, Proxy Card, and Annual Report on Form 10-K for the year ended December 31, 2024, are collectively referred to herein as the “Meeting Materials.”

Notice and Access Model

We are making the Meeting Materials available to shareholders on the Internet under the Securities and Exchange Commission’s (“SEC”) Notice and Access model. On or before April 25, 2025, we will mail to all our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) in lieu of mailing a full printed set of the Meeting Materials. Accordingly, our Meeting Materials are first being made available to our shareholders on the Internet at www.ngsgi.com and www.proxyvote.com on or before April 25, 2025. The Notice includes instructions for accessing the Meeting Materials and voting by mail, telephone or on the Internet at the foregoing address. You will also find instructions for requesting a full printed set of the Meeting Materials in the Notice.

We believe that the electronic method of delivery under the Notice and Access model will decrease postage and printing expenses, expedite delivery of Meeting Materials to you, and reduce our environmental impact. We encourage you to take advantage of the availability of Meeting Materials on the Internet. If you received the Notice but would like to receive a full printed set of the Meeting Materials in the mail, you may follow the instructions in the Notice for requesting such materials.

Solicitation/Cost of the Meeting

Proxies are being solicited by the Company’s Board of Directors (the “Board”). The costs of the solicitation will be borne by the Company. Proxies may be solicited personally or by mail, telephone, facsimile or email by Directors, officers and employees of the Company, none of whom will receive any additional compensation for such solicitations. The Company will reimburse banks, brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses incurred in sending the Meeting Materials to beneficial owners of our shares.

Principal Executive Offices

Our principal executive offices are located at 404 Veterans Airpark Lane, Suite 300, Midland, Texas, 79705.

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TABLE OF CONTENTS

Questions and Answers About the Proxy Materials and the Meeting	1
Proposal 1 - Election of Directors	5
Nominees for Director	6
Continuing Directors Whose Terms Expire After 2025	8
Governance
Investor Outreach	10
The Board of Directors and its Committees	11
Corporate Responsibility	17
Compensation of Directors	19
Executive Officers	20
Stock Ownership
Ownership of Management	21
Ownership of Certain Beneficial Owners	22
Delinquent Section 16(a) Reports	23
Proposal 2 - Consideration of an Advisory Vote on Executive Compensation of our Named Executive Officers	24
Compensation Discussion and Analysis
Executive Summary	25
Discussion of our 2024 Executive Compensation Program	29
Other Compensation Policies	35
Report of the Compensation Committee	37
Compensation Tables	38
Proposal 3 - To approve an amendment to the 2019 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan by 500,000 shares and extend the term of the plan by five years	45
Proposal 4 - Ratification of Appointment of Independent Registered Public Accounting Firm	52
Report of the Audit Committee	54
Shareholder Proposals	55
Householding of Proxy Materials	56
Communications with the Board of Directors	57
Other Matters	58
Appendix A - Amendment No. 2 to the Natural Gas Services Group, Inc. 2019 Equity Incentive Plan	59
Proxy Card
ii

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE MEETING

Q: Why am I receiving these materials?

A: Our Board is providing these Meeting Materials to you in connection with our 2025 Annual Meeting of Shareholders, which will take place on Thursday, June 5, 2025. As a shareholder on the Record Date for the meeting, you are invited to attend the meeting. We also encourage you to vote on the matters described in this Proxy Statement.

Q: What information is contained in these materials?

A: This Proxy Statement includes information about the nominees for Director and the other matters to be voted on at the meeting. The Proxy Statement also includes information about the voting process and requirements, the compensation of our Directors and named executive officers, and certain other required information.

Q: What can I vote on at the meeting?

A: There are four matters to be voted on at the meeting:

1
To elect four Directors, two of whom will serve until the Annual Meeting of Shareholders to be held in 2028, one of whom will serve until the Annual Meeting of Shareholders to be held in 2027 and one of whom shall serve until the Annual Meeting of Shareholders to be held in 2026 or until his or her respective successor is elected and qualified;

2	To consider an advisory vote on executive compensation of our named executive officers;
3	To approve an amendment to the 2019 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan by 500,000 shares to 1,650,000 and to extend the term of the plan for an additional five years from June 20, 2029 to June 20, 2034; and
4	To ratify the appointment of Ham, Langston & Brezina LLP as the Company’s independent registered public accounting firm for 2025.

In addition, your proxy gives the holders the power to transact such other business as may properly be presented at the meeting, or at any adjournment(s) of the meeting.

Q: How does the Board recommend that I vote on each of the matters?

A: Our Board recommends that you vote FOR each of the Director nominees (Proposal #1); FOR the amendment to the 2019 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan by 500,000 shares and extend the term of the plan by an additional five years (Proposal #3); and FOR the ratification of the appointment of Ham, Langston & Brezina LLP as our independent registered public accounting firm for 2025 (Proposal #4). With respect to Proposal #2, the Board of Directors recommends that you vote FOR approval, on an advisory basis, of the compensation programs of our named executive officers as set forth section entitled “Discussion of Our 2024 Executive Compensation Program” of this Proxy Statement.

Q: Can I receive next year’s proxy materials by email?

A: Yes. All shareholders who have active email accounts and Internet access may sign up for email delivery of shareholder materials. To sign up, go to www.proxyvote.com and click on “Electronic Enrollment.” If you have multiple registered or beneficial accounts, you need to enroll for each account. If you elect to receive proxy materials by email, we will not mail you any proxy-related materials next year. Your enrollment in the email program will remain in effect as long as your account remains active or until you cancel it.

Q: Who is entitled to vote at our Annual Meeting of Shareholders?

A: Holders of our outstanding common stock on April 11, 2025, are entitled to one vote per share on each of the items being voted on at the meeting. We refer to this date as the Record Date. On the Record Date, we had 12,513,850 shares of common stock outstanding. We have no other classes of stock outstanding.

Q: How do I vote my shares?

A: Shareholders of record may vote using one of the following four methods:
•Over the Internet by visiting www.proxyvote.com, which you are encouraged to do so if you have access to the Internet. You will need the multi-digit number included in your proxy card, voting instruction form or notice of availability of proxy materials (“Notice Card”);
•By telephone -- Call 1-800-690-6903 or the number on your proxy card, voting instruction form or notice card. You will need the multi-digit number included in your proxy card, voting instruction form or Notice Card;
•By completing, signing and returning the included proxy card, for those who requested to receive printed proxy materials in the mail; or
•By attending the Annual Meeting -- If you plan to attend the meeting in person and you are a shareholder of record, you will need to bring a picture ID and proof of ownership of your common shares as of the Record Date. If your shares are held in the name of your broker, bank or other nominee and you want to vote in-person, then you will need to obtain a legal proxy from the institution that holds your shares indicating that you were the beneficial owner as of the Record Date. All in-person attendees will also be required to follow any security protocols issued by the building where the Annual Meeting is held.
If you physically attend the Annual Meeting and vote in-person, your vote during the meeting will replace any earlier vote.
The Notice provides instructions on how to access your proxy, which contains instructions on how to vote via the Internet or by telephone. Alternatively, you may vote by marking the Proxy Card you received in the mail and return it to the address set forth in the instructions contained in the Proxy Card. Due to timing issues in connection with mail delivery, we recommend that you vote your shares over the Internet or by telephone.
If you hold shares in street name, the organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. The shareholder of record will provide you with instructions on how to vote your shares. Internet and telephone voting will be offered to shareholders owning shares through most brokerage firms and banks. Additionally, if you would like to vote in person at the Annual Meeting, contact the brokerage firm, bank or other nominee who holds your shares to obtain a proxy from them and bring it with you to the Annual Meeting. You will not be able to vote at the Annual Meeting unless you have a proxy from your brokerage firm, bank or other nominee.

Q: What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A: Most of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. There are some important distinctions between shares held of record and those owned beneficially.
Shareholder of Record
If your shares are registered in your name with our transfer agent, Computershare, you are the shareholder of record for those shares and are receiving Meeting Materials directly from us. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting.
Beneficial Owner
If your shares are held in a stock brokerage account, by a bank or other nominee (commonly referred to as being held in “street name”), you are the beneficial owner of those shares. Your broker, bank or nominee is the shareholder of record and therefore has forwarded Meeting Materials to you as beneficial owner. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you obtain a signed proxy from your broker, bank or nominee giving you the right to vote the shares.
Q: Can I change my vote or revoke my proxy?

A: Yes. You can change your vote or revoke your proxy at any time before the final vote at the meeting. You can do this by casting a later proxy through any of the available methods described above. If you are a shareholder of record, you can also revoke your proxy by delivering a written notice of your revocation to our Corporate Secretary at our principal executive office at 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705. If you are a beneficial owner, you can revoke your proxy by following the instructions sent to you by your broker, bank or other nominee.

Q: What does it mean if I get more than one set of Meeting Materials?

A: It means you hold shares registered in more than one account. Follow the instructions in each set of Meeting Materials to ensure that all of your shares are voted.

Q: What is the quorum requirement for the meeting?

A: For a “quorum” to exist at the meeting, shareholders holding a majority of the votes entitled to be cast by the shareholders entitled to vote must be present in person or represented by proxy at the meeting. There must be a quorum for any action to be taken at the meeting (other than adjournment or postponement of the meeting). If you submit a properly completed proxy, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum.

If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the meeting. Please see the next question and answer for further information about “broker non-votes.”

Q: What are broker non-votes and how are broker non-votes and abstentions counted?

A: If you are a beneficial owner and hold your shares in street name and do not provide your broker or other nominee with voting instructions, the broker, bank, or other nominee will determine if it has the discretionary authority to vote on the particular matter. The New York Stock Exchange (“NYSE”) permits brokers to vote their customers’ shares on routine matters when the brokers have not received voting instructions from the customers. Brokers may not vote their customers’ shares on non-routine matters unless they have received instructions from the customers. Non-voted shares on non-routine matters are referred to as broker non-votes. The ratification of the appointment of Ham, Langston & Brezina LLP as our independent public accountants for 2025 (Proposal 4) is a matter considered “routine” under applicable exchange rules. The election of Directors (Proposal 1), the advisory vote to approve the named executive officers’ compensation programs (Proposal 2) and to approve an amendment to the 2019 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan by 500,000 shares and extend the term of the plan by five years (Proposal 3) are matters considered “non-routine” under applicable exchange rules. For purposes of the election of Directors and all of the proposals set forth in this Proxy Statement, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.

Q: What is the voting requirement to approve each of the matters?

Proposals	Board Recommendation	Votes Required	Effect of Abstentions	Effect of Broker Non-Votes
Election of Directors	FOR the nominees	Majority of votes cast	None	None
Advisory Vote to Approve Executive Compensation (“Say on Pay” Vote)	FOR	Majority of votes cast	None	None
Approval of an amendment to the 2019 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance under the plan by 500,000 shares and extend the term of the plan by five years	FOR	Majority of votes cast	None	None
Ratification of Independent Registered Public Accounting Firm	FOR	Majority of votes cast	None	No Broker Non-Votes (Routine Matter)

We also will consider any other business that properly comes before the Annual Meeting and the proxy holders may vote on such business in their discretion.

Q: How can I vote on each of the matters and how will the votes be counted?

A: In the election of Directors, you may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to each nominee. For the (i) advisory vote on compensation of our named executive officers, (ii) the amendment to the 2019 Equity Incentive Plan and (iii) the ratification of the appointment of Ham, Langston & Brezina LLP as our independent auditors you may vote “FOR,” “AGAINST,” or “ABSTAIN” with respect to these three proposals. Under Colorado law (under which the Company is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting, and therefore counted as present for the purpose of determining whether a quorum is present, but they are not counted as shares cast and will therefore have no effect on the outcome of the vote.

If you sign and return your Proxy Card or voting instruction form without giving specific voting instructions, your shares will be voted as recommended by our Board. If you are a beneficial holder and do not return a voting instruction form, your broker may only vote on the ratification of the appointment of Ham, Langston & Brezina LLP (Proposal 4).

Q: Who will count the votes?

A: Broadridge, an international investor relations company, is assisting us with the voting of proxies for our meeting. Prior to the meeting, Broadridge will provide us with a tabulation of the votes present and the votes cast prior to the meeting. We believe that Broadridge will use procedures that are consistent with Colorado law concerning the voting of shares, the determination of the presence of a quorum and the determination of the outcome of each matter submitted for a vote. In addition, we will appoint a voting inspector at the meeting to count and tabulate any votes cast at the meeting.

Q: Who may attend the meeting?

A: All shareholders as of the Record Date may attend. Please bring to the meeting:

•proof of ownership such as: a copy of your proxy or voting instruction card; the two-page notice regarding the internet availability of proxy materials you received in the mail; or a copy of a brokerage or bank statement showing your share ownership as of the Record Date; and
•proof of identification such as a valid driver’s license or passport.

Q: How will voting on any other business be conducted?

A: We do not expect any matters to be presented for a vote at the meeting other than the four matters described in this Proxy Statement. If you grant a proxy, either of the officers named as proxy holders, Justin C. Jacobs and Ian M. Eckert, or their nominees or substitutes, will have the discretion to vote your shares on any additional matters that are properly presented for a vote at the meeting and at any adjournment or postponement that may take place. If, for any unforeseen reason, any one of the nominees is not available as a candidate for Director, the persons named as the proxy holder may vote your proxy for another candidate or other candidates nominated by our Board.

Q: May I propose actions for consideration at next year’s meeting of shareholders?

A: Yes. Please see the section entitled “Shareholder Proposals” in this Proxy Statement for information concerning making shareholder proposals and director nominations.

Q: Who is paying for this proxy solicitation?

A: We will pay the cost of soliciting the proxies. In addition, our officers, Directors and employees may solicit proxies or votes in person, by telephone or by email. These people will not be paid any additional compensation for these activities. We will send copies of proxy-related materials or additional solicitation materials to brokers, fiduciaries and custodians who will forward these materials to the beneficial owners of our shares. On request, we will reimburse brokers and other persons representing beneficial owners of shares for their reasonable expenses in forwarding these materials to beneficial owners.

Q: How can I find out the results of the voting at the Annual Meeting?

A: Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file with the SEC no later than four business days after the conclusion of the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K on or before the fourth business day after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes, each class to be as nearly equal in number as possible. At each Annual Meeting of Shareholders, members of one of the classes, on a rotating basis, are elected for a three-year term. We currently have seven Directors serving on our Board. Our Board may fill vacancies if a qualified candidate is vetted. The following table sets forth, by class, the members of our Board of Directors as of the date of this Proxy Statement:

Terms Expiring at the 2025 Annual Meeting	Terms Expiring at the 2026 Annual Meeting	Terms Expiring at the 2027 Annual Meeting
Donald J. Tringali	Justin C. Jacobs	Nigel J. Jenvey
Georganne Hodges	Stephen C. Taylor	Jean K. Holley*
Jean K. Holley*	J. Anthony Gallegos, Jr. **
J. Anthony Gallegos, Jr. **

*On November 1, 2024, our Board of Directors was expanded and Ms. Holley was appointed to the Board to fill the newly created vacancy. Although Ms. Holley was placed in the class of director whose term expires at the 2027 annual meeting in order to comply with Colorado law in connection with staggered Boards, our Bylaws require that directors who are appointed by the Board to fill a vacancy must be submitted for election at the next annual shareholders’ meeting.
**On April 1, 2025, Mr. Gallegos was appointed to our Board of Directors to fill the seat vacated by David Bradshaw in connection with his retirement from the Board in December 2024. Although Mr. Gallegos was placed in the class of director whose term expires at the 2026 annual meeting in order to comply with Colorado law in connection with staggered Boards, our Bylaws require that directors who are appointed by the Board to fill a vacancy must be submitted for election at the next annual shareholders’ meeting.
Shareholders will be electing four Directors at the Annual Meeting. The Board is recommending the re-election of Donald J. Tringali and Georganne Hodges to the Board of Directors to serve a three-year term expiring at the Annual Meeting of Shareholders in 2028. The Board is also recommending the election of Jean K. Holley to serve a two-year term expiring at the Annual Meeting of shareholders in 2027 and J. Anthony Gallegos to serve a one-year term expiring at the Annual Meeting of shareholders in 2026.
The person named in our form of proxy will vote the shares represented by such proxy for the election of the nominees for Director named above unless other instructions are shown on the Proxy Card. If, at the time of the meeting, the nominee becomes unavailable for any reason, which is not expected, the persons entitled to vote the proxy will vote for such substitute nominee, if any, as they determine in their sole discretion, or we may reduce the size of the Board.
Required Vote
The election of each Director nominee requires the affirmative vote of a majority of the votes cast at the Annual Meeting with respect to the nominee. The number of shares voted “for” each Director nominee must exceed the number of votes cast “against” that nominee for the nominee to be elected as a Director to serve until his or her term expires or until his or her successor has been duly elected and qualified. Abstentions and broker non-votes are not counted as votes cast in the election of directors and therefore will not have any effect on the outcome of the vote.
Pursuant to the resignation policy adopted by our Board, any nominee for Director who is not elected shall promptly tender his or her resignation to our Board following certification of the shareholder vote. The Nominating and Corporate Governance Committee (“Nominating Committee”) will consider the resignation offer and recommend to our Board the action to be taken with respect to the offered resignation. In determining its recommendation, the Nominating Committee shall consider all factors it deems relevant. Our Board will act on the Nominating Committee’s recommendation within 90 days following certification of the shareholder vote and will publicly disclose its decision with respect to the Director’s resignation offer (and the reasons for rejecting the resignation offer if applicable).
Any Director who tenders his or her resignation pursuant to the resignation policy shall not participate in the Nominating Committee’s recommendation or Board action regarding whether to accept the resignation offer. If the number of members of the Nominating Committee are required to tender their resignations pursuant to the resignation policy in the same election so that a quorum of the committee cannot be achieved, then the other independent Directors of our Board of Directors who are not required to tender a resignation pursuant to the resignation policy shall consider the resignation offers and make a recommendation to our Board.
To the extent that one or more Directors’ resignations are accepted, our Board, in its discretion, may determine either to fill such vacancy or vacancies or to reduce the size of the Board within the authorized range.

NOMINEES FOR DIRECTOR
Biographical information and qualifications for the persons nominated as a Director is set forth below.
Donald J. Tringali
Donald J. Tringali, age 67, was appointed as a Director of Natural Gas Services Group in May 2023. Mr. Tringali serves as the Chief Executive Officer of Augusta Advisory Group, a boutique financial and business consulting firm providing a full range of executive, operations and corporate advisory services to companies, a position he has held since founding the firm in 2001. Prior to founding Augusta Advisory Group, Mr. Tringali served as the Executive Vice President of Telemundo Group, Inc., a major media company serving the Hispanic population in the United States, from 1996 to 2001. Mr. Tringali has extensive experience serving on the boards of directors of public and private companies, including service as chairman, as well as on the audit, compensation, nominating and governance, and special committees of those companies. He currently serves on the boards of directors of Swiss Water Decaffeinated Coffee, Inc., a chemical-free decaffeination company traded on the Toronto Stock Exchange, and POSaBIT Systems Corporation, a point-of-sale and payments company focusing on the cannabis industry that is traded on the Canadian Stock Exchange. Mr. Tringali served as a director of Firefly Neuroscience, Inc (AIFF) formerly WaveDancer, Inc. (WAVD) from May 2021 to July 2023. Mr. Tringali served as a director, and later as the Chairman of the Board, of National Technical Systems, Inc., a Nasdaq-traded international testing and engineering firm, from 1999 through its sale to a private equity firm in 2013. He is the former Executive Chairman of the Board of Cartesian, Inc., a Nasdaq-traded international telecommunications consulting company that was sold to a private equity group in 2018. Mr. Tringali began his career as a corporate attorney in Los Angeles, where he represented public and private companies in general business matters and mergers and acquisitions transactions. Mr. Tringali holds a Bachelor of Arts in Economics from UCLA and a Juris Doctor from Harvard Law School.
Mr. Tringali’s extensive board experience, including as a member or chairman of audit, compensation, and nominating and governance committees, combined with his experience as a public company executive, will enable him to contribute valuable insights into effective governance and oversight systems at the Company that will improve value for all shareholders. Mr. Tringali currently serves as Lead Independent Director.
Mr. Tringali was originally appointed to the Board pursuant to a Cooperation Agreement entered into by and among the Company and entities affiliated with Mill Road Capital Management LLC.
Georganne Hodges
Georganne Hodges, age 59, was appointed as a Director of Natural Gas Services Group in October 2023. Ms. Hodges has more than 30 years of wholesale and retail energy experience, including national public accounting firm experience and extensive experience across the energy industry value chain. She was most recently Executive Vice President of Supply, Trading & Logistics at Motiva Enterprises, LLC, until January 2023. Prior to joining Motiva, she held the position of CFO with Spark Energy, where she successfully completed the company’s initial public offering as well as several acquisitions. She also held the position of CFO with Direct Energy, as well as other senior financial roles since beginning her career with Arthur Andersen in 1987. Since March 2023, she has served as a member of the board of directors and Audit Committee of PBF Energy (NYSE:PBF). Since 2022, she has served as a member of the board of directors of BWC Terminals LLC, where she serves on the Audit Committee and the Nominating and Corporate Governance Committee. Beginning in May 2021, she served as a member of the board of directors of TransAlta Renewables Inc. (formerly (TSX: RNW)) where she was the Chair of the Audit Committee until her resignation from the Board in early October 2023 in connection with an acquisition of that company. Ms. Hodges holds a B.B.A. in Accounting and Finance from the Hankamer School of Business at Baylor University.
Ms. Hodges brings significant public company accounting and disclosure experience, along with public company Board and related committee experience to the Company. In addition, her significant experience as a CFO and other senior financial roles in the energy industry adds significant value to our Board and management.

Jean K. Holley
Ms. Holley, age 66, was appointed as a Director of Natural Gas Services Group in November 2024. Ms. Holley was the global senior vice president and Chief Information Officer for Brambles Limited, a global leader in supply chain and logistic solutions, from September 2011 until her retirement in July 2017. From April 2004 until August 2011, Ms. Holley served as the executive vice president and Chief Information Officer for Tellabs, Inc., a company that designs, develops, deploys and supports telecommunications networking products around the world. Prior to that role, Ms. Holley served as the vice president and Chief Information Officer for USG Corporation, a manufacturer of innovative, high-performance building systems, and as senior IT director for Waste Management, Inc., North America’s leading provider of integrated environmental solutions. Ms. Holley has served on the board of directors of Accord Financial Corp. (a Canadian-based company traded on the Toronto Stock Exchange), one of North America’s leading independent finance companies, since 2020, and Herc Holdings, Inc. (a spinoff company from Hertz), a premier, full-service equipment rental firm, since 2017. Ms. Holley previously served as a director of OneSpan, Inc. (formerly VASCO Data Security), a global provider of enterprise-wide security solutions. In connection with her Board experience with public and exchange listed companies, Ms. Holley currently serves and has served as Chair on Compensation and Nominating/Governance Committees, along with service on Audit and Finance committees. Ms. Holley is the recipient of the Presidential Humanitarian Leadership Award for her leadership of a presidential COVID data analytics and modeling task force and received the Georgia CIO ORBIE Lifetime Achievement Award in recognition of her leadership in developing strategic plans and executing digital transformations. Ms. Holley holds a Bachelor of Science from the Missouri University Science & Technology and a Master of Science from the Illinois Institute of Technology in Chicago.
Ms. Holley brings significant public company Board and related committee experience to the Company. Ms. Holley’s experience as a former chief information officer and a senior leader of a global company brings significant expertise to our Board of Directors in connection with information technology and cybersecurity matters. Her knowledge and understanding of information technology, digital transformation, digital security and critical cybersecurity infrastructure, strategy and operations benefits our Board as we develop and execute our long-term growth strategies.
J. Anthony Gallegos, Jr.
Mr. Gallegos, age 55, was appointed as a Director of Natural Gas Services Group in April 2025. Mr. Gallegos has more than 30 years of experience in the offshore, international, and US land drilling business. He currently serves as President, Chief Executive Officer and Director of Independence Contract Drilling, Inc. (“ICD”), positions he has held since October 2018. ICD is a U.S. land contract driller which was publicly traded (NYSE: ICD) until Mr. Gallegos led the Company through a prepackaged Chapter 11 process (under the United States Bankruptcy Code), successfully emerging from bankruptcy in January 2025. Prior to his role with ICD, Mr. Gallegos held various executive positions with Sidewinder Drilling Company until Sidewinder’s merger with ICD in October 2018. Mr. Gallegos co-founded Sidewinder in 2011, originally serving as Senior Vice President, Chief Financial Officer & Corporate Secretary, a position he held until November 2014 when he was promoted to President & Chief Financial Officer with overall responsibility for the profitability and operating performance of the Company. He was promoted to President and Chief Executive Officer of Sidewinder in September 2017.
From April 2006 through September 2010, Mr. Gallegos held the position of Vice President Business Development of Scorpion Offshore Ltd. Scorpion Offshore was a public company (OSE: SCORE) and an international offshore drilling contractor with operations across the globe which was acquired by Seadrill in 2010. Prior to joining Scorpion Offshore, he held operational, marketing, corporate planning and management positions with international offshore drilling companies including Transocean Offshore, Atwood Oceanics, and Ensco, all three NYSE listed, public companies.
Mr. Gallegos started his career working as a roughneck on offshore drilling rigs in the U.S. Gulf of Mexico. Mr. Gallegos is a member of the Society of Petroleum Engineers and the International Association of Drilling Contractors. He is a veteran of the US Army and holds a B.B.A. from Texas A&M University and an M.B.A. from Rice University.
Mr. Gallegos’ senior management experience in the oil and gas services industry provides the Board and our company with significant insight into our industry and business. Mr. Gallegos’ engineering and advanced business training qualifies him to provide leadership, technical expertise, operational and financial acumen to our Board.

CONTINUING DIRECTORS WHOSE TERM EXPIRES AFTER THE 2025 ANNUAL MEETING
Biographical information and qualifications for existing Directors is set forth below.
Justin C. Jacobs
Justin C. Jacobs, age 50, currently serves as Chief Executive Officer of the Company, effective as of February 12, 2024 and he was appointed as a Director of the Company in May 2023. Prior to this time, Mr. Jacobs was a Managing Director and a member of the Management Committee at Mill Road Capital Management LLC, where he had worked since 2005. Mill Road Capital Management is an investment firm focused on investments in small, publicly traded companies. The firm manages multiple funds with approximately $1.0 billion of assets under management. Prior to Mr. Jacob’s appointment as our CEO, he resigned all of his positions with Mill Road Capital and its affiliated entities. From 1999 to 2004, Mr. Jacobs was employed at LiveWire Capital, an investment and management group backed primarily by The Blackstone Group and Thomas Lee Partners that focused on operationally intensive buyouts of middle market companies. While employed at LiveWire, he held various operational positions, including interim Chief Operating Officer, in numerous portfolio companies in addition to investment responsibilities. Before joining LiveWire, Mr. Jacobs was an investment professional in the private equity group at The Blackstone Group from 1996 to 1999. Mr. Jacobs is currently a member of the Board of Directors of Swiss Water Decaffeinated Coffee, Inc. He previously served as a member of the Boards of Directors of several public companies, including Ecology and Environment, Inc., National Technical Systems, Inc., and School Specialty, Inc., as well as numerous private companies, including Lignetics, Inc.,Galaxy Nutritional Foods, Inc., Mother’s Market & Kitchen, Inc., PRT Growing Services LTD and Rubios Restaurants, Inc. Mr. Jacobs holds a B.S. from the McIntire School of Commerce at the University of Virginia with concentrations in accounting and finance. He graduated Beta Gamma Sigma, the highest academic distinction in the undergraduate business program.
Mr. Jacobs provides the Board with more than 25 years of experience as a public investor, private equity investor, operator, and member of Board of Directors; he also has significant experience in turnaround situations. He has expertise in capital markets transactions, mergers and acquisitions, capital allocation and strategic reviews, as well as significant experience with executive compensation, shareholder communications and the development of both short-and long-term strategic growth plans. In addition, he has significant experience in both operational and oversight roles, particularly with small, publicly traded companies, as well as with corporate governance practices and shareholder value creation.
Mr. Jacobs was appointed to the Board in 2023 pursuant to a Cooperation Agreement entered into by and among the Company and entities affiliated with Mill Road Capital Management LLC, prior to becoming CEO of the Company in February 2024.
Stephen C. Taylor
Stephen C. Taylor, age 71, was President and Chief Executive Officer of Natural Gas Services Group from January 2005 until his retirement from the positions effective May 17, 2022. In addition, Mr. Taylor served as our Interim President and Chief Executive Officer from November 2022 until February 2024 during the period that the Company searched for a permanent Chief Executive Officer. Mr. Taylor currently serves as the Chairman of our Board of Directors.
Mr. Taylor was elected as a Director of Natural Gas Services Group at the Annual Meeting of Shareholders in June 2005. Effective January 1, 2006, he was appointed Chairman of the Board. Immediately prior to joining Natural Gas Services Group, Mr. Taylor held the position of General Manager − US Operations for Trican Production Services, Inc. from 2002 through 2004. Mr. Taylor joined Halliburton Resource Management in 1976, becoming its Vice President − Operations in 1989. Beginning in 1993, he held multiple senior level management positions with Halliburton Energy Services until 2000 when he was elected Senior Vice President/Chief Operating Officer of Enventure Global Technology, LLC, a joint-venture deep water drilling technology company owned by Halliburton Company and Shell Oil Company. Mr. Taylor elected early retirement from Halliburton Company in 2002 to join Trican Production Services, Inc. where he held the position of General Manager — U.S. Operations until 2004. Mr. Taylor holds a Bachelor of Science degree in Mechanical Engineering from Texas Tech University and a Master of Business Administration degree from the University of Texas at Austin.
Mr. Taylor’s senior management experience in the natural resources industry, including serving as our Chief Executive Officer for approximately nineteen years, provides the Board and our company with significant insight into our business. Mr. Taylor’s engineering and advanced business training highly qualifies him to provide leadership, technical expertise and financial acumen to our Board.

Nigel J. Jenvey
Nigel. J. Jenvey, age 52, was appointed as a Director of Natural Gas Services Group in April 2021. Mr. Jenvey is currently Executive - Strategy & Growth Initiatives at Baker Hughes and represents its interest on the Texas Railroad Commission’s Hydrogen Production Policy Council and the Industry Governance Board for the Future Use in Energy in Louisiana consortium. Previously, at Baker Hughes, he held the position of Global Head of Carbon Management at their consultancy Gaffney, Cline & Associates and served as a board member for its interests in a hydrogen production technology company called Ekona Power and the Long Duration Energy Storage Council. Prior to joining Baker Hughes, Mr. Jenvey spent eight years at British Petroleum as the company’s Global Head of Carbon, Capture, Use and Storage (CCUS), and was chair of the CO2 Capture Project oil and gas industry consortium and chair of the North American CCS Association. He also led similar efforts at Maersk Oil as Technical Director of Carbon & Climate, and served in various managerial and project leadership roles at Royal Dutch Shell, including Shell’s global Enhanced Oil Recovery (EOR) Center of Expertise and European operating business. He began his career as a petroleum engineer at Texaco in 1995 supervising offshore oil and gas production operations in the North Sea. Mr. Jenvey is an industry leader in Carbon Management and expert in CCUS having been involved in leading projects across the world since 2004. These have included providing study leadership to the National Petroleum Council, industry capability development in the Society of Petroleum Engineers, and providing advice to various major energy companies in the US and Canada. Mr. Jenvey was also the Editor of the annual Decarbonization feature in the SPE Journal of Petroleum Technology and has been a peer reviewer to the International Energy Agency. Mr. Jenvey has also provided testimony to Congress on CO2 Capture technologies. Mr. Jenvey holds a Bachelor degree (Hons.) in Mining Engineering from the University of Leeds and both a Diploma and a Master of Science degree in Petroleum Engineering from Imperial College in London.
Mr. Jenvey brings significant carbon management, sustainability, technology, investment strategy, and oil and gas operations and field development experience to our Board. His experience of working with companies, investors, governments, academia, and non-governmental organizations provides us a wealth of knowledge and insight regarding the challenges and solutions that exist for the oil and gas industry, and adds to our Board’s capabilities to successfully guide the Company through these matters that are impacting our business and industry.

GOVERNANCE
INVESTOR OUTREACH
At our 2024 Annual Meeting of Shareholders, while our advisory vote on executive compensation of our NEOs received more than 50% support from shareholders, we did not receive the level of support we were looking for. As a result, we conducted an extensive outreach campaign with shareholders to understand their concerns as well as educate them on our executive leadership transition and commitment to a new executive compensation plan design. During 2024, our Compensation Committee reached out to 19 institutional shareholders representing approximately 66% of outstanding shares or approximately 71% of our public float. Donald J. Tringali, our Lead Independent Director specifically engaged with 11 shareholders representing approximately 46% of the outstanding shares, or approximately 51% of our public float. This proved to be an excellent opportunity to: (i) interact directly with our shareholders, (ii) share updates regarding progress and changes made to date, (iii) listen to their feedback and concerns and (iv) develop specific additional action items.
The following summarizes compensated-related input and specific action items underway and/or completed:

What We Heard	Actions Taken/In Process
Describe the peer group design.
For 2024 and going forward, we have enhanced the focus of our peer group determination (see How Our Compensation Committee Determines Executive Compensation in the Compensation Discussion and Analysis Section).

Describe how the STIP levels and targets are established and demonstrate rigor.
For 2024, our STIP targets now have only one comprehensive financial metric in the form of Adjusted EBITDA. Our non-financial targets include safety and environmental metrics (see Annual Incentive Bonus Plan in the Compensation Discussion and Analysis Section).

Describe how the levels in metrics are established in our LTIP design.	For 2024, we have expanded our disclosures regarding the metrics associated with our performance-based equity awards (see Long-Term Incentive Plan in the Compensation Discussion and Analysis Section).
How does design fit into the strategy to drive shareholder value.	For 2024, we have expanded our disclosures regarding the link between our equity awards and shareholder value (see Long-Term Incentive Plan in the Compensation Discussion and Analysis Section).
Compensation plans should have three-year look forward.	Our 2024 performance share grants include a three-year performance horizon for vesting.
Target level should be above 50% of peer group.	For our performance share awards granted in 2024, we have aggressively set our Target achievement level at the 62.5 percentile ranking which we believe to be among the highest in our peer group.
At least 50% performance-based equity awards.	Our 2024 LTIP design provides for 50% in the form of performance-based equity awards and 50% in the form of time-vested restricted stock units.
The Company values the views and insights of our shareholders, and we believe that constructive and meaningful dialogue with them builds and promotes transparency and accountability for the mutual benefit of all Company stakeholders. The Company will continue to maintain open dialogue with stockholders to help ensure ongoing and continuous shareholder feedback on Company governance matters.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Natural Gas Services Group’s Board of Directors held seven meetings in 2024. Each Director attended at least 75% of the total number of Board meetings held while such person was a Director. Each Director also attended at least 75% of all of the meetings held by all committees of the Board for which he or she served (during the periods that he or she served). The Board acts from time to time by unanimous written consent in lieu of holding a meeting.
Our non-employee Directors hold regularly scheduled executive sessions in which those Directors meet without management participation. Our Chairman of the Board, Stephen C. Taylor, chairs meetings of non-management directors. Our current Lead Independent Director, Donald J. Tringali, presides over these executive sessions of independent directors only.
We typically schedule a Board meeting in conjunction with our Annual Meeting of Shareholders. We expect our Directors to attend each Annual Meeting, absent a valid reason, such as illness or an unavoidable conflict. Last year, all of the individuals then serving as Directors attended our 2024 Annual Meeting of Shareholders.
To assist it in carrying out its duties, the Board has delegated certain authority to four separately designated standing committees. These committees and their current members as of April 2025 are described and identified below.

INDEPENDENT DIRECTOR	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	SAFETY AND SUSTAINABILITY COMMITTEE
Georganne Hodges	X*	X	X
Jean K. Holley		X*		X
Nigel J. Jenvey	X		X	X*
Donald J. Tringali		X	X*
J. Anthony Gallegos, Jr.	X			X
*Chairperson
The Audit Committee
The primary functions of our Audit Committee include:
•assisting the Board in fulfilling its oversight responsibilities as they relate to our accounting policies, internal controls, financial reporting practices and legal and regulatory compliance, including compliance with the Sarbanes-Oxley Act of 2002;
•discussing with management policies with respect to risk assessment and risk management;
•hiring our independent registered public accounting firm;
•monitoring the independence and performance of our independent registered public accounting firm;
•maintaining, through regularly scheduled meetings, a line of communication between the Board, our financial management and independent registered public accounting firm; and
•overseeing compliance with our policies for conducting business, including ethical business standards and our cybersecurity policy.
Our common stock is listed for trading on the NYSE. Under rules of the NYSE, the Audit Committee is to be comprised of three or more Directors, each of whom must be independent. Our Board has determined that all of the members of the Audit Committee identified above are independent, as defined under the applicable NYSE rules and listing standards. In addition, our Board has determined that Georganne Hodges is qualified as an “audit committee financial expert” as that term is defined in the rules of the SEC. The Audit Committee met six times during 2024. The Audit Committee has also received from, and discussed with, Ham, Langston & Brezina LLP, our independent registered public accounting firm, the matters required to be discussed by Public Accounting Oversight Board Auditing Standard No. 1301 (AS 1301) (Communications with Audit Committees).
Any shareholder may obtain free of charge a printed copy of our Audit Committee Charter by sending a written request to Investor Relations, Natural Gas Services Group, Inc., 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705 or by visiting the “Governance” tab on the investor relations page of our website at www.ngsgi.com.

The Compensation Committee
The primary functions of our Compensation Committee include:
•assisting the Board in overseeing the management of our human resources;
•evaluating our Chief Executive Officer’s (“CEO”) performance and compensation;
•formulating and administering our overall compensation principles and plans; and
•evaluating executive management.
The Compensation Committee’s policy is to offer the executive officers competitive compensation packages that will permit us to attract and retain individuals with superior abilities and to motivate and reward such individuals in an appropriate fashion in the long-term interests of Natural Gas Services Group and its shareholders. Currently, executive compensation is comprised of salary and cash bonuses and awards of long-term incentive opportunities in the form of equity or equity derivative awards under the 2019 Equity Incentive Plan. The Compensation Committee also administers our Clawback Policy relating to the recovery of certain incentive compensation in connection with specified accounting restatements.
Our Board has determined that all of the members of the Compensation Committee identified above are independent, as defined under the applicable NYSE rules and listing standards. The Compensation Committee met seven times during 2024.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee members are not officers or employees of our Company, and there is not, nor was there during fiscal 2024, any compensation committee interlock (in other words, no executive of our company serves as a Director or on the compensation committee of a company that has one or more executives serving on our Board or our Compensation Committee).
Any shareholder may obtain free of charge a printed copy of our Compensation Committee Charter by sending a written request to Investor Relations, Natural Gas Services Group, Inc., 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705 or by visiting the “Governance” tab on the investor relations page of our website at www.ngsgi.com.
The Safety and Sustainability Committee
The primary functions of our Safety and Sustainability Committee (“S&S”) is overseeing and providing guidance on matters related to safety, occupational health, and sustainability practices with the Company. The Committee’s primary objectives are to ensure the well-being of employees, contractors and communities in which we operate, and to promote sustainable business practices aligned with environmental stewardship.
Our Board has determined that each of the S&S Committee members identified above were independent, as defined under the applicable NYSE rules and listing standards. The S&S Committee met four times during 2024.
Any shareholder may obtain free of charge a printed copy of our Safety and Sustainability Committee Charter by sending a written request to Investor Relations, Natural Gas Services Group, Inc., 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705 or by visiting the “Governance” tab on the investor relations page of our website at www.ngsgi.com.
The Nominating and Corporate Governance Committee
The primary functions of our Nominating and Corporate Governance Committee (“Nominating Committee”) are (i) identifying, evaluating, and recommending individuals qualified to become Board members; (ii) determination of the composition of the Board and its committees; (iii) establishing and maintaining effective corporate governance policies; and (iv) evaluating the performance of the Board and its committees. One of the Committee’s goals is to nominate candidates who possess a range of experiences and backgrounds which will contribute to the Board’s overall effectiveness in meeting its duties and forwarding the goals of our company.
Our Board of Directors has determined that each of the Nominating Committee members identified above were and are independent as defined under the applicable NYSE rules and listing standards. The Nominating Committee met five times during 2024.
Any shareholder may obtain free of charge a printed copy of our Nominating and Corporate Governance Committee Charter by sending a written request to Investor Relations, Natural Gas Services Group, Inc., 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705 or by visiting the “Governance” tab on the investor relations page of our website at www.ngsgi.com.

Board Nominations
The Board is responsible for identifying individuals qualified to become Directors, and nominees are selected by the Board. The Board takes into account many factors, including being highly qualified in terms of business experience, finance and other disciplines relevant to the success of a publicly traded company in today’s business environment; understanding of the Company’s business on a technical level and the industry in which it competes; and educational and professional background. The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best support the success of the business and, based on its diversity of experience and backgrounds, represent stockholder interests through the exercise of sound judgment.
The Nominating Committee will consider a Director candidate recommended by a shareholder. A candidate must be highly qualified based on the factors noted above and be both willing and expressly interested in serving on the Board. A shareholder wishing to recommend a candidate for the Committee’s consideration must follow Securities and Exchange Commission Rule 14a-8 or our advance notice provisions contained in our Bylaws. Please see the section entitled “Shareholder Proposals” of this Proxy Statement for further information.
Director Independence
As required under the listing standards of the NYSE, a majority of the members of our Board must qualify as independent, as affirmatively determined by our Board. The standards relied upon by the Board in determining whether a director is “independent” are those set forth in the rules of the NYSE. The NYSE generally defines the term “independent director” as a person other than an executive officer or employee of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Because the Board believes it is not possible to anticipate or provide for all circumstances that might give rise to conflicts of interest or that might bear on the materiality of a relationship between a director and the Company, the Board has not established specific objective criteria, apart from the criteria set forth in the NYSE rules, to determine “independence.” In addition to the NYSE criteria, in making the determination of “independence”, the Board considers such other matters including, without limitation, (i) the business and non-business relationships that each independent director has or may have had with the Company and its other directors and executive officers, (ii) the stock ownership in the Company held by each such director, (iii) the existence of any familial relationships with any executive officer or director of the Company, and (iv) any other relevant factors which could cause any such Director to not exercise his independent judgment. Our Nominating and Governance Committee evaluates all relevant transactions and relationships between each director then on the Board, and any of his or her family members, and the Company, senior management, and independent registered accounting firm. Based on this evaluation and the recommendation of the Committee, our Board determined that each of the following five current members of the Board is “independent” within the meaning of applicable listing standards of the NYSE and under the standards set forth in our Corporate Governance Guidelines which are consistent with the NYSE listing standards: Nigel J. Jenvey, Jean K. Holley, Georganne Hodges, J. Anthony Gallegos, Jr. and Donald J. Tringali.
Board of Directors Diversity
The Company values diversity and the benefits that a diverse workforce can bring to the Company and to the Board of Directors. Diversity can promote the inclusion of different perspectives and ideas which can lead to more robust discussion regarding strategic and governance policy alternatives and, ultimately, result in better corporate governance and decision making.
The Company seeks to maintain a Board comprised of talented and dedicated Directors with a diverse mix of expertise, experience, skills and backgrounds. The skills and backgrounds collectively represented on the Board should reflect the diverse nature of the business environment in which the Company operates. As new members of the Board are considered, diversity considerations should include - but not be limited to - business expertise, geography, age, gender and ethnicity.
The Company is committed to a merit-based system for Board composition within a diverse and inclusive culture which solicits multiple perspectives and views and is free of conscious or unconscious bias. When assessing Board composition or identifying suitable candidates for appointment to the Board, the Company will consider candidates on merit with due consideration to the benefits of diversity, differentiated experience and the needs of the Board. The Board and its Nominating Committee are cognizant of the benefits of gender and ethnic diversity and will continue to focus on important diversity metrics in future potential Directors.

The Board’s Leadership Structure
Chairman of the Board
The Chairman of the Board is selected by the members of our Board of Directors. Our Board does not have a policy as to whether the roles of Chairman of the Board of Directors and CEO should be separate or combined.
Throughout 2023 and through February 12 of 2024, Stephen C. Taylor, our long-time Chairman and CEO, served as our Chairman of the Board and Interim CEO. The Board believed this was the most effective Board leadership structure at the time due to Mr. Taylor’s tenured experience in the rental compression industry and longstanding history as the Company’s CEO, which made him the best qualified Director to act as our Chairman of the Board. In May 2023, shortly after Donald J. Tringali and Justin C. Jacobs were appointed to the Board, the independent Directors appointed Mr. Tringali to serve as Lead Independent Director, succeeding director David Bradshaw in the role.
With Mr. Taylor’s resignation as the Interim CEO in February 2024 and the appointment of Justin Jacobs as the Company’s new CEO, the independent Directors believed that roles of CEO and Chairman should be bifurcated, and that Mr. Taylor should remain Chairman of the Board considering his in-depth knowledge of the issues, opportunities, and challenges facing the business. The independent Directors believe that as Chairman, Mr. Taylor is best suited to act as the Board’s liaison and provide assistance to Mr. Jacobs in connection with his recent appointment as our new CEO, and that the combination of Mr. Taylor as Chairman and Mr. Tringali as Lead Independent Director create the best leadership structure for the Board.
Lead Independent Director
As set forth in the Company’s Corporate Governance Guidelines, the Board feels that a Lead Independent Director is good governance if the Chairman of the Board is not independent. In May, 2023, to promote the independence of the Board and appropriate oversight of management and to demonstrate our commitment to strong corporate governance, the independent Directors designated Donald J. Tringali to service as Lead Independent Director. The responsibilities of the Lead Director are set forth in our Corporate Governance Guidelines, which is available under “Investor Relations - Governance Documents” on our website at www.ngsgi.com.
While Board may subsequently decide to change its leadership structure, the Board believes that the current structure provides safeguards to ensure that the Company maintains the highest standards of corporate governance and continued accountability of the CEO to the Board. These safeguards include:
•In 2024, all members of the Board were independent Directors except for Mr. Taylor and Mr. Jacobs.
•The establishment of the Lead Director position, described below, which assumes the role of ensuring fair, open and independent discussions and decisions amongst the Board. Donald J. Tringali is our current Lead Independent Director.
•Each of the Board’s four standing committees are comprised of and chaired solely by non-employee Directors who meet the independence requirements under the NYSE listing standards and other governing laws and regulations. As noted above, these committees meet frequently.
•A review and determination of our CEO and other executive officers’ compensation and performance remains within the purview of the Compensation Committee, which is assisted by an independent compensation consultant.
•The independent Directors continue to meet in executive sessions without management present to discuss the effectiveness of the Company’s management, the quality of the Board meetings and any other issues and concerns.

Role in Risk Oversight
Our Board of Directors oversees the management of risks inherent in the operation of our business and the implementation of our strategic plan. Our executive management is responsible for the day-to-day management of risks we face. The Board is regularly advised by management on the status of various factors that could impact our business and operating results, including oil and gas industry issues, operational issues (such as compressor manufacturing issues, backlog for compressor equipment etc.), legal and regulatory risks. The full Board is also responsible for reviewing our strategy, business plan, and capital expenditure budget.
Our Board of Directors also has an active role in oversight of our cybersecurity risks and is assisted by our Manager of Information Technology and other management personnel in the exercise of these responsibilities. In connection with this oversight, we have adopted a Cybersecurity Event Plan which outlines how we identify and manage our cybersecurity risk.
Our Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. Our Audit Committee serves an important role in providing risk oversight, as further detailed in its charter. One of the Audit Committee’s primary duties and responsibilities is to monitor the integrity of our financial statements, financial reporting processes, systems of internal controls regarding accounting, and disclosure controls and procedures. The Compensation Committee assists the Board with risk management relating to our compensation policies and programs, and the Nominating and Governance Committee assists with risk management relating to Board organization, membership and structure, succession planning for our Directors and executive officers, and corporate governance.
Communications With Our Board
Shareholders desiring to communicate with our Board, the independent directors, or any director in particular, may do so by mail addressed as follows: Attn: Board of Directors, Natural Gas Services Group, Inc., 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705. Our Chief Executive Officer or Chief Financial Officer review each communication received from our stockholders and other interested parties and will forward the communication, as expeditiously as reasonably practicable, to the Board (or individual director) if the communication complies with the requirements of any applicable policy adopted by us relating to the subject matter or the communication falls within the scope of matters generally considered by our Board.
Cooperation Agreement
On April 28, 2023, the Company entered into a Cooperation Agreement (the “Agreement”) with Mill Road Capital III, L.P., a Cayman Islands exempted limited partnership, and Mill Road Capital III GP LLC, a Cayman Islands limited liability company (such parties collectively, the “Mill Road Parties”) pursuant to which the Company agreed to appoint Justin C. Jacobs and Donald J. Tringali (the “Appointed Directors”) to its Board and agreed to include the Appointed Directors as part of the Company’s slate of nominees for election to the Board at the 2023 annual meeting of shareholders. Mr. Tringali was appointed to fill an existing vacancy on the Board. In addition, in connection with the Agreement, on April 28, 2023, Leslie A. Beyer resigned from the Board and Mr. Jacobs was appointed to fill the vacancy on the Board in connection with her resignation. The Board determined that at that time each of Messrs. Jacobs and Tringali satisfied the requirements to serve as an independent director of the Company under applicable requirements of the NYSE.
As part of the Agreement, the Mill Road Parties agreed, among other things, (i) to customary standstill provisions, and (ii) to vote its shares in favor of the Board’s slate of directors at the Annual Meeting. In addition, the Company reimbursed the Mill Road Parties for documented out-of-pocket fees and expenses incurred in connection with the nomination of directors of the Company by the Mill Road Parties. The Cooperation Agreement also contains customary mutual non-disparagement provisions.
The cooperation period, including the standstill restrictions on the Mill Road Parties, will generally terminate the day after the 2025 deadline for shareholders to submit a notice to nominate one or more directors under the Company’s Bylaws. The 2025 nomination deadline was March 15, 2025. Thus, the Company believes that the cooperation period has terminated.

Code of Ethics
Our Board of Directors has adopted a Code of Business Conduct and Ethics (“Code”), which is posted on our website at www.ngsgi.com. You may also obtain a copy of our Code by requesting a copy in writing at 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705 or by calling us at (432) 262-2700.
Our Code provides general statements of our expectations regarding ethical standards that we expect our Directors, officers and employees, including our CEO and Chief Financial Officer (“CFO”), to adhere to while acting on our behalf. Among other things, the Code provides that:
•we will comply with all laws, rules and regulations;
•our Directors, officers and employees are to avoid conflicts of interest and are prohibited from competing with us or personally exploiting our corporate opportunities;
•our Directors, officers and employees are to protect our assets and maintain our confidentiality;
•we are committed to promoting values of integrity and fair dealing; and
•we are committed to accurately maintaining our accounting records under generally accepted accounting principles and the timely filing our periodic reports.
Our Code also contains procedures for our employees to report, anonymously or otherwise, violations of the Code.
Limitation on Directors’ and Officers’ Liability
Our Articles of Incorporation provide our Directors and Officers with certain limitations on liability to us or any of our shareholders for damages for breach of fiduciary duty as a Director or officer involving certain acts or omissions of any such Director or Officer.
This limitation on liability may have the effect of reducing the likelihood of derivative litigation against Directors and Officers, and may discourage or deter shareholders or management from bringing a lawsuit against Directors and Officers for breach of their duty of care even though such an action, if successful, might otherwise have benefited our shareholders and us.
Our Articles of Incorporation and bylaws provide certain indemnification privileges to our Directors, employees, agents and officers against liabilities incurred in legal proceedings.  Also, our Directors, employees, agents or officers who are successful, on the merits or otherwise, in defense of any proceeding to which he or she was a party, are entitled to receive indemnification against expenses, including attorneys’ fees, incurred in connection with the proceeding.
We are not aware of any pending litigation or proceeding involving any of our Directors, officers, employees or agents as to which indemnification is being or may be sought, and we are not aware of any other pending or threatened litigation that may result in claims for indemnification by any of our Directors, officers, employees or agents.
Even though we maintain Directors’ and Officers’ liability insurance, the indemnification provisions contained in our Articles of Incorporation and bylaws remain in place.

CORPORATE RESPONSIBILITY
Natural Gas Services Group believes that effective corporate governance is a combination of oversight, responsiveness and positioning of our business operations on a day-to-day basis with a focus on zero safety incidents, reduction of our environmental impact and that of our customers who operate our core compression equipment, the health of our workers and the communities in which we operate, accountability in corporate governance and progress in our social activities.
Our Board of Directors believes that integrating these values into our everyday practices creates a holistic approach to good business and best aligns the interests of our leadership team, our employees and the Company’s other stakeholders. Moreover, as a smaller company, our holistic approach and consistent focus on these important tenets and financial performance allows us to achieve continuous improvement, providing a mechanism to optimize the interests of all stakeholders.
Further demonstrating our commitment to safety, the Board of Directors decided to rename and update our charter for the Safety and Sustainability Committee to proactively engage with management and other NGS stakeholders on key safety, sustainability and environmental matters (“SS&E”). The Committee, chaired by director Nigel J. Jenvey – a leader in sustainability and environmental issues in the energy industry – will focus on continuous improvement of the Company’s SS&E programs and policies.
Our Environmental Initiatives
We continuously work to reduce our impact on the environment through our innovative product designs, focus on reducing our environmental footprint across all operations, and remediation of our impact through control mechanisms and technologies in all aspects of our business. In addition, our innovation in product design and service delivery systems is intended to support the sustainability goals and initiatives of our customers.
We strive to continuously improve the environmental footprint associated with our customer’s operation of our core compression equipment and services by providing new technology and innovations that focus on best-in-class emissions and impact on the environment. Recent innovations include:
•We have and continue to pursue the most energy efficient and emissions-controlled engine systems available for our compression equipment. The majority of our engines have the latest catalytic technology with all newer models having multi-point air-fuel ratio (AFR) controllers to provide the cleanest fuel burn available, exceeding EPA standards. These advanced systems continuously monitor multiple engine parameters to ensure optimum engine emissions efficiencies and adjust to varying fuel quality available from wellhead production.
•To ensure consistent efficient engine performance, we have invested in state-of-the-art emissions detection equipment to ensure our engines exceed state and federal air emissions regulations. Additionally, we perform preventative maintenance on all engine systems and comprehensive emissions tests to ensure optimum performance. The Company is acutely focused on reducing our environmental impact on noise, emissions and carbon footprint.
•In a portion of our mechanical compression packages, we have meaningfully reduced our oil consumption and associated disposal issues with a unique engine and compressor lubricating systems.
•In our Michigan service location, we have installed two oil burner systems which allows us to efficiently recycle waste oil into energy and heat capacity for our service facility.
•We also work with our customers and suppliers toward policies and processes that reduce the environmental impact of our work. We continuously engage with our top customers to share best practices, new technologies and operating innovations that can be implemented to improve our collective environmental footprint.
•The Board of Directors regularly considers new technologies to further reduce the Company’s environmental footprint and has directed Company leadership to evaluate further opportunities for reducing the impact on the environment.
In addition, the design and construction of our corporate headquarters in Midland is an example of our commitment to environmental stewardship. Our state-of-the art headquarters include the use of “daylight harvesting” technologies; “smart lighting” that use artificial intelligence to determine office occupancy times and adjust light accordingly; and advanced mechanical systems including variable refrigerant flow systems and energy recovery systems; and high-performance glass and advanced solar shades that reduce glare and heat gain. These are significant capital investments for a company our size that will have a long-term impact on our environmental footprint.

Our Safety and Social Initiatives
In 2024, we continued to invest in significant employee training and development. The Company remains committed to a diverse and inclusive workforce with both executive management and the Board of Directors focused on ensuring equality of opportunity, commensurate with skills and experience, in all our human resources practices. As of the end of 2024, substantially all of our office employees are working on-site.
The Company also believes that workplace and workforce safety is a hallmark of our safety and social responsibility initiatives. As a result, we also incorporate our Health, Safety, Environment and Quality (“HSEQ”) initiatives into these programs and policies. In addition to the protection of the environment, we are steadfastly committed to the safety of our employees and other stakeholders as well as the physical and mental well-being of all members of the NGS team. Our commitment centers on mitigating risks to employees and those with whom they interact and maintaining safe work environments and procedures. In connection with our commitment, the Company employs a Vice President of Safety and Maintenance who oversees our safety initiative and protocols, and provides safety training. Our focus on regular, required safety and procedure training helps ensure a consistent and safe work environment. Our strong safety program has allowed us to consistently post one of the lowest Total Recordable Incident Rates (“TRIR”) in the industry. While we achieved an extraordinary level of safety performance during 2023 with zero recordable incidents (a TRIR of 0.00 per 200,000 hours worked), we had four recordable incidents in 2024 (which equates to a TRIR of 1.33 per 200,000 hours worked, calculated according to the OSHA standard). While none of these incidents resulted in serious injury, enabling staff to quickly return to work, we have made a number of significant improvements in our incident investigation procedures, corrective action implementation, and workforce training systems to mitigate reoccurrence and improve performance in the 2025 fiscal period.
Our Governance Initiatives
In 2024 and early 2025, we made certain changes to our Board of Directors and governance documents which we believe are important indications of the Company’s commitment to continuous improvement in corporate governance and responsibility.
In 2024 and early 2025, we appointed two new independent directors; Jean K. Holley and J. Anthony Gallegos, Jr., respectively. As noted in their biographies disclosed elsewhere in this Proxy Statement, Ms. Holley brings a wealth of expertise in information systems and cybersecurity, while Mr. Gallegos’ background in the oil and gas services industry, including serving as the CEO of a drilling company, brings decades of operational and executive experience to our Board and company.
In addition, we recently updated our Corporate Governance Guidelines, a copy of which can be viewed in the corporate governance section of our website.

COMPENSATION OF DIRECTORS

We use a combination of cash and equity-based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting compensation for our Directors, we consider the substantial amount of time that Directors expend in fulfilling their duties to us and our shareholders, as well as the skill-sets required to fulfill these duties. The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of our non-employee Directors during the fiscal year ended December 31, 2024:

Name	Fees Earned or Paid ($) (1)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
David L. Bradshaw	68,220	109,983	—	—	—	—	178,203
Georganne Hodges	70,728	109,983	—	—	—	—	180,711
Jean K. Holley	10,774	66,235	—	—	—	—	77,009
Justin C. Jacobs(2)	2,500	—	—	—	—	—	2,500
Nigel J. Jenvey	72,500	109,983	—	—	—	—	182,483
Stephen C. Taylor(3)	31,495	82,032	—	—	—	—	113,527
Donald J. Tringali	81,250	109,983	—	—	—	—	191,233
(1)    Includes quarterly cash fees and fees earned as Committee Chairpersons.
(2)    Reflects fees earned by Mr. Jacobs as an independent director before he was appointed CEO.
(3)    Reflects fees earned by Mr. Taylor after his resignation as a full-time employee of the Company.
Cash Compensation Paid to Non-Employee Directors
Director Compensation is reviewed annually, and if adjustments are made, they are generally made after the annual shareholder meeting in June. For 2024, our non-employee directors were paid a cash retainer at an annual rate of $55,000 for the first half of 2024, and at an annual rate of $70,000 for the second half of the calendar year. Each Committee Chairperson receives an annual cash fee in the amount of $15,000. The Lead Independent Director receives additional cash compensation at a rate of $17,500 per year, and the non-employee Chairman of the Board a chairman’s retainer at a rate of $35,000 per year.
Equity Based Compensation Paid to Non-Employee Directors
Our compensation policy for non-employee Directors includes an annual award of restricted stock units. For 2024, the Compensation Committee recommended, with concurrence from our independent compensation consultant, and the Board approved an equity award value of approximately $110,000 in restricted stock units which were granted in June. Directors who are our employees do not receive any compensation for their services as Directors.
Other
All Directors are reimbursed for their expenses incurred in connection with attending meetings. We provide liability insurance for our Directors and officers. The cost of this coverage for 2024 was $307,353. We do not offer non-employee Directors travel accident insurance, life insurance, or a pension or retirement plan.

EXECUTIVE OFFICERS
Biographical information for the executive officers of Natural Gas Services Group who are not Directors is set forth below (Mr. Jacobs’ information appears in the section Continuing Directors Whose Term Expires After the 2025 Annual Meeting). There are no family relationships between any Director or executive officer and any other Director or executive officer. Executive officers serve at the discretion of the Board of Directors and until their successors have been duly elected and qualified, unless sooner removed by the Board of Directors. Officers are elected by the Board annually at its first meeting following the Annual Meeting of shareholders.
Brian L. Tucker
Brian L. Tucker, age 50, was appointed as our President and Chief Operating (“COO”), effective October 9, 2023. Prior to Mr. Tucker’s employment with the Company, most recently he served as a Senior Vice President Operations for Patterson UTI Energy. Immediately before his time at Patterson, he held the role of COO of Pioneer Energy Services. During his time at Pioneer, Mr. Tucker also held the roles of Senior Vice President Operations and Drilling/Well Services President before being named the COO in 2019. Prior to joining Pioneer, Mr. Tucker was a Vice President for Helmerich and Payne (H&P) serving as the South Texas Vice President of Operations from 2010 to 2012. From 2004 to 2010, Mr. Tucker served as drilling engineer and operations manager for the Barnett Shale, South Texas, and West Texas operations for H&P. Originally from Odessa TX, Mr. Tucker served eight years as an officer in the U.S. Army, is a West Point graduate with a Bachelor of Science in Systems Engineering and completed the Harvard Business School Advanced Management Program in 2014. He currently serves as a board member of Catholic Charities Archdiocese of San Antonio.
Ian M. Eckert
Ian M. Eckert, age 37, was appointed as our CFO, effective December 30, 2024. Since June 2023, Mr. Eckert was employed as Vice President, Corporate Controller and Chief Accounting Officer of Alamo Group Inc., a public company traded on the NYSE which manufactures equipment used in the industrial, vegetation, and agricultural markets. Prior to joining Alamo Group, from 2020 to 2023, Mr. Eckert served as Vice President, Finance for AMETEK Inc.’s Electron Microscopy Technologies business based in Pleasanton, California, a public company traded on the NYSE. Prior to 2020, Mr. Eckert held controllership, financial planning and analysis and strategy roles progressing in responsibility at Howmet Aerospace Inc. (formerly Alcoa Inc.). Mr. Eckert holds a B.S. in Finance from Indiana University and an MBA from Carnegie Mellon University.

STOCK OWNERSHIP
For purposes of the following tables, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”), pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days.
OWNERSHIP OF MANAGEMENT
The following table indicates the beneficial ownership of our Common Stock as of April 25, 2025 by: (i) each of our Directors and nominees for election; (ii) our CEO, principal accounting officer and our other named executive officers (as defined in Item 402(a) (3) of Regulation S-K) (together as a group, the “Named Executive Officers”); and (iii) all of our current Directors, nominees and executive officers as a group, based on our records and data supplied by each of the current Directors, nominees and executive officers.

Name of Beneficial Owner and Position	Amount and Nature of Beneficial Ownership(1)	Percent of Class

Directors & Nominees Who Are Not Named Executive Officers
Stephen C. Taylor - Current Director(2)	572,088	4.57%
Nigel J. Jenvey - Current Director(3)	24,593	*
Donald J. Tringali - Director Nominee(4)	15,090	*
Georganne Hodges - Director Nominee(5)	10,243	*
Jean K. Holley - Director Nominee	—	—
J. Anthony Gallegos, Jr. - Director Nominee	—	—

Named Executive Officers
Justin C. Jacobs - Chief Executive Officer and Director	13,323	*
Brian L. Tucker - President and Chief Operating Officer	1,477	*
John Bittner - Interim Chief Financial Officer	—	—
Ian M. Eckert - Chief Financial Officer	—	—
All Directors (and nominees) and executive officers as a group (10 persons)	636,814	5.08%
* Less than one percent.

(1) The number of shares listed includes all shares of common stock owned or indirectly owned by, which vest within 60 days of April 25, 2025, under outstanding restricted stock units. Beneficial ownership is calculated in accordance with the rules of the SEC. Unless otherwise indicated, all shares of common stock are held directly with sole voting and investment powers. As of April 25, 2025, none of the shares of common stock owned by our officers and Directors had been pledged as collateral to secure repayment of loans.
(2)    Includes 113,753 shares of common stock held indirectly by a “rabbi trust” the receipt of which has been deferred by Mr. Taylor pursuant to the Company’s Nonqualified Deferred Compensation Plan.
(3)     Includes 5,620 shares underlying restricted stock units which vest on or about June 13, 2025.
(4)    Includes (i) 8,523 shares of common stock held indirectly by a “rabbi trust” the receipt of which has been deferred by Mr. Tringali pursuant to the Company’s Nonqualified Deferred Compensation Plan and (ii) 5,620 shares underlying restricted stock units which vest on or about June 13, 2025.
(5)     Includes 5,620 shares underlying restricted stock units which vest on or about June 13, 2025.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth information as of April 11, 2025 regarding the beneficial owners of more than five percent of the outstanding shares of our Common Stock. To our knowledge, there are no beneficial owners of more than five percent of the 12,513,850 (12,530,710 including the effect of equity awards that vest within 60 days) outstanding shares of our Common Stock as of April 11, 2025 other than those set forth below:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Hoak Public Equities, L.P. (1)	1,150,000	9.18%
3963 Maple Avenue, Suite 450
Dallas, Texas 75219
Dimension Fund Advisors LP(2)	891,342	7.11%
Palisades West, Building One, 6300 Bee Cave Road
Austin, Texas 78746
BlackRock, Inc.(3)	847,074	6.76%
50 Hudson Yards
New York, NY 10001
AWM Investment Company, Inc.(4)	769,233	6.14%
527 Madison Avenue, Suite 2600
New York, NY 10022
Franklin Mutual Advisors, LLC (5)	768,834	6.14%
101 John F. Kennedy Parkway
Short Hills, NJ 07078-2789
Aegis Financial Corporation(6)	681,810	5.44%
6862 Elm Street, Suite 830
McLean, Virginia 22101
(1) As reported in Amendment No. 1 to Schedule 13G filed with the SEC on January 11, 2023. According to the filing, in addition to Hoak Public Equities, L.P. (“HPE”), Hoak Fund Management, L.P., a Texas limited partnership and HPE’s general partner (“Hoak Management”), Hoak & Co., a Texas corporation and the general partner of Hoak Management, James M. Hoak, an individual and Hoak & Co.’s controlling shareholder and Chairman, and J. Hale Hoak, an individual and the President of Hoak & Co. are together, the reporting persons. In addition, each of Hoak Management, Hoak & Co, James M. Hoak, and J. Hale Hoak, may be deemed, pursuant to Rule 13d-3 of the Exchange Act, to be the beneficial owners of all shares of Common Stock held by HPE.
(2) As reported in Amendment No. 12 to Schedule 13G filed with the SEC on February 9, 2024. According to the filing, Dimensional Fund Advisors holds voting and/or investment power over the shares, but economic ownership is beneficially held by four investment companies. Dimensional Fund Advisors has sole dispositive power over all and sole voting power over 100% of the shares reported in the table above.
(3) As reported in Schedule 13G filed with the SEC on November 8, 2024. According to the filing, Blackrock, Inc. holds voting and/or investment power over the shares, but economic ownership is beneficially held by five subsidiaries. Blackrock Inc. Inc. has sole dispositive power over all of the shares reported in the table above.
(4) As reported in Schedule 13G filed with the SEC on February 4, 2023. According to the filing, AWM Investment Company Inc. holds voting and/or investment power over the shares, but economic ownership is beneficially held by three investment companies. AWM Investment Company Inc. has sole dispositive and voting power over all of the shares reported in the table above.
(5) As reported in Amendment No. 4 to Schedule 13G filed with the SEC on February 2, 2022. According to the filing, Franklin Advisory Services, LLC is an indirect wholly owned subsidiary of Franklin Resources, Inc., and it holds investment power over all the securities and sole voting power over 732,020 of the shares reported in the table above. However, economic ownership is held by one or more open-end investment companies or other managed accounts that are investment management clients of Franklin Advisory Services, LLC or affiliated companies.
(6) As reported in Amendment No. 1 to Schedule 13G filed with the SEC on November 12, 2024. According to the filing, Aegis Financial Corporation, a registered investment adviser, along with Scott L. Barbee, holds shared voting and investment power over the shares. Mr. Barbee is listed as a shared beneficial owner by virtue of his control of Aegis Financial Corporation.

DELINQUENT SECTION 16(a) REPORTS

SEC regulations require that a copy of all Section 16(a) forms filed must be furnished to us by the person or entity filing the report. To the Company’s knowledge, during the fiscal year ended December 31, 2024, all reports required to be filed pursuant to Section 16(a) were filed on a timely basis except for as a result of the Company’s administrative error, Georganne Hodges filed one late Form 4 in connection with a single transaction relating to the vesting of a restricted stock unit award for 4,623 shares.

PROPOSAL 2 - CONSIDERATION OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), gives the shareholders the right to endorse or not endorse the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. The proposal, commonly known as a “Say-on-Pay” proposal, gives our shareholders the opportunity to express their views on the Company’s executive compensation.

At the Company’s Annual Meeting of shareholders held in June 2023, our shareholders recommended that the advisory vote on the Say-on-Pay of our named executives in our proxy materials be submitted annually. Accordingly, we include the Say-on-Pay advisory vote in our proxy materials on an annual basis until the next shareholder vote on the frequency of Say-on-Pay or our Board of Directors otherwise determines that a different frequency of Say-on-Pay vote is in the best interests of the shareholders.

We are asking our shareholders to indicate whether or not they support the compensation program as described in this Proxy Statement. This proposal is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the compensation policies, methodologies and practices described in this Proxy Statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at our Annual Meeting:

“RESOLVED, that the shareholders approve the compensation of the Company’s named executive officers, as disclosed in the compensation section, the compensation tables, and the related disclosure contained in the Proxy Statement set forth under the section entitled “Discussion of Our 2024 Executive Compensation Program” of this Proxy Statement.”

The Company believes its compensation philosophy and programs are strongly linked to performance and results and appropriately aligned with the interests of shareholders. Our compensation philosophy is to provide an executive compensation program that:

•rewards performance and skills necessary to advance our objectives and further the interests of our shareholders;
•is fair and reasonable and appropriately applied to each executive officer;
•is competitive with compensation programs offered by our competitors; and
•is appropriately focused on achieving annual financial and operational goals through the Company’s cash bonus plan and on maximizing stockholder value over the long term, through grants of restricted shares and stock options.

The Board of Directors recommends that you vote FOR approval, on an advisory basis, of the compensation programs of our named executive officers as disclosed in the Compensation Discussion and Analysis, the compensation tables, and the related disclosure contained in the Proxy Statement set forth under the section entitled “Discussion of Our 2024 Executive Compensation Program” of this Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE SUMMARY
Named Executive Officers during 2024
The Compensation Discussion and Analysis (“CD&A”) that follows provides information and explanation for the compensation earned by our principal executive officer (“PEO”), or CEO, CFO and our other executive officers, including the COO, whom we refer to collectively as our Named Executive Officers (“NEO”). The discussion and analysis summarizes our executive compensation philosophy and each component of our executives’ compensation and how those components support our compensation objectives and strategy. The CD&A is a supplement to, and should be used in conjunction with, the compensation tables and related narratives of this Proxy Statement.
By the end of 2024, our existing executive leadership team was fully in place and set to lead our Company into the future. While our COO joined the Company in October of 2023, our full-time CEO and CFO did not join us until February and December of 2024, respectively. Because we had individuals serving in interim CEO and CFO for portions of 2024, the actual compensation paid collectively to our executives varied somewhat from a typical compensation package.
Our executive leadership team was transformed by the following changes: (i) the appointment of Justin C. Jacobs as our full-time CEO to replace Stephen C. Taylor who served in an interim CEO role since November 2022 (ii) the appointment of Ian M. Eckert as our full-time CFO to replace John Bittner who served as a consultant in an interim CFO role since October 2023 and (iii) the retirement of James R. Hazlett, who served as our Chief Technical Officer, in August 2024. The services provided by Mr. Bittner were pursuant to an engagement agreement between the Company and Accordion, LLP, where he is a Senior Managing Director. Accordion is a third-party financial consulting firm that provides, among other things, temporary CFO services. Messrs. Taylor, Bittner and Hazlett did not participate in any of our incentive compensation plans for the fiscal year ended December 31, 2024.
Our executive compensation program has been redesigned in 2024 to balance risks and rewards, drive performance and sustain long-term shareholder value. Our 2024 NEOs were as follows:

Name	Position
Stephen C. Taylor	Chairman of the Board, Interim President and Chief Executive Officer (1)
Justin C. Jacobs	Chief Executive Officer (1)
Brian L. Tucker	President and Chief Operating Officer
Ian M. Eckert	Chief Financial Officer (2)
(1)    Pursuant to an Interim CEO Agreement between Mr. Taylor and the Company dated June 30, 2023 (as extended effective December 31, 2023), Mr. Taylor served as Interim President and CEO in 2024 only through February 12, 2024 and resigned the position upon the employment of Justin C. Jacobs as our permanent CEO.
(2)    The Company appointed Mr. Eckert as our permanent CFO effective December 30, 2024.

2024 Performance Highlights
Our management team and Board have continued to exercise heightened focus on our strategy of increasing our cash flows while committing to the highest standards of safety for our employees and customers and developing systems and practices to align with our environmental and sustainability objectives. The following are our key performance highlights for 2024:
•Increased our rental revenues by 36% to $144 million compared to 2023.
•Increased our rental Adjusted gross margin(1) by 53% to $87 million and rental gross margin percentage by 650 basis points to 61% compared to 2023.
•Increased our Adjusted EBITDA(1) by 52% to $70 million compared to 2023.
•Increased our horsepower utilization by 130 basis points to 82% compared to 2023.
•Our safety measurements include: (i) total recordable incident rate, or TRIR and (ii) preventable vehicle incidents, or PVI. Our results for 2024 were 1.33 for TRIR and 0.37 for PVI. While we did not achieve our threshold level for TRIR, we proudly exceeded the “stretch” level for PVI.
•We completed the deployment of KPA Flex emissions analysis capabilities to support the digitization of our compressor maintenance and testing records.
•Our stock price increased by $10.72 or 67% to $26.80 per share as of December 31, 2024 over the December 31, 2023 price of $16.08 per share. Based on the stock price of $9.48 per share at the beginning of 2021, this represents a TSR of 182.7% over the four-year term (see chart below).

Stock Price and TSR Performance
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$—
Closing Stock Price $
200
175
150
125
100
75
50
25
0
TSR %
$10.47
10.44
$11.46
20.89
$16.08
69.62
$26.80
182.7
12/31/2021
12/31/2022
12/31/2023
12/31/2024
Year
Stock Price
TSR%

(1)     Adjusted gross margin and Adjusted EBITDA are non-GAAP financial measures that are reconciled to GAAP financial measures in Item 7 of our Annual Report on Form 10-K for the Year Ended December 31, 2024 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures.”
Recent Say on Pay Vote and Historical Changes
At our 2024 Annual Meeting of Shareholders, while our advisory vote on executive compensation of our NEOs received more than 50% support from shareholders, we did not reach our goal for the level of shareholder support we were looking for. As a result, we engaged in an extensive outreach campaign during 2024 with shareholders to understand their concerns as well as educate them on our executive leadership transition and commitment to a new executive compensation plan design. In response to this feedback, we made substantial changes to our executive compensation program in terms of philosophy and the components to the mix of compensation. We provide the details of these changes in the sections that follow. For more information regarding our shareholder outreach efforts, please see “Governance - Shareholder Outreach” in this Proxy Statement.

Compensation Best Practices

Our compensation program includes specific elements that link executive compensation with long-term shareholder interests. Where appropriate, the Compensation Committee strives to reflect and implement compensation design and governance best practices, including the following:

COMPENSATION BEST PRACTICES
What We Do:	What We Don’t Do:
Independent Committee Members Only independent directors serve on the Compensation Committee, ensuring objective and independent decision-making.	No Repricing or Exchange We do not allow for the repricing or exchange of outstanding equity units or options without shareholder approval.
Annual Advisory “Say on Pay” Votes
The Company has historically held, and continues to hold, annual Say on Pay votes to ensure shareholders have the opportunity to express their approval, or concern, with executive compensation program designs.
No Tax Gross-Ups Executive officers are not eligible to receive tax “gross-ups” in connection with any severance or change-in-control payments or benefits.
Annual Competitive Assessments
The Committee conducts annual competitive assessments of executive compensation programs to ensure competitiveness against its peers and broader competitive market for talent.
No Pledging of Shares We do not permit pledging, hedging or similar monetization transactions in shares of Company common stock.
Industry Relevant Compensation Peer Group
The Company maintains, and updates, as appropriate, a compensation peer group from which the Compensation Committee can consider relevant benchmarks when making compensation decisions.

No Excessive Perquisites
With the exception of certain expense reimbursements which stand in support of key business strategies and are fully disclosed in the Summary Compensation Table herein, we do not provide excessive perquisites.

Alignment of Executive Compensation with Shareholders
The Company aligns executive compensation outcomes with shareholder interests through the appropriate use of strategy-linked short-term performance goals and stock price-related long-term incentives.

No Unlimited/Subjective Incentives
Both short-term and long-term incentive programs are capped with maximum payout levels. In addition, the Committee has determined that discretionary awards outside our established incentive plans will be restricted to new hires.

Market Competitive Long-Term Incentive Practices
The Company’s long-term incentive awards for permanent executives incorporate market prevalent best practices like the use of relative and absolute Total Shareholder Return as performance metrics, above median performance to achieve “target” awards, and 3 year vesting timelines.
Related Party Transactions While not explicitly prohibited, any related party transactions would require pre-approval under our Board and Company rules.
Clawback Policy
The Company maintains a compensation recoupment policy, or “clawback policy,” that applies to all NEOs and can result in the clawback of compensation, including performance- and time-based cash and/or equity awards.
No Guaranteed Salary Increases or Bonuses We do not provide for guaranteed salary increases or guaranteed, minimum bonus payouts for executives, unless part of a new hire package for the first year
Share Ownership Guidelines The Company’s executive officers and Directors are subject to share ownership guidelines that ensure alignment of interests of both shareholders and Company leadership.
Engage an Independent Compensation Consultant The Compensation Committee retains an independent external compensation consultant that advises it on executive and board of director compensation matters.

Components of our 2024 Executive Compensation
As illustrated in the chart below, the majority of annual total target compensation for permanent NEOs is performance-based, at-risk and long-term oriented. The long-term components provided through our Long-Term Incentive Program (“LTIP”), include time-vested restricted stock units (“RSUs”) and performance share units (“PSUs”) that vest based on our relative total shareholder return (“TSR”) compared to a peer group over a three-year term. The PSUs also have a time-based component in that they have a three-year cliff vest feature. The graphic illustrates the mix of total target compensation for 2024 for permanent NEOs. Due to the leadership transitions that occurred in 2024, including Mr. Eckert who began his employment at the very end of the year, only Mr. Jacobs, our CEO and Mr. Tucker, our COO, are shown in the chart below.

2024 NEO Target Total Direct Compensation

LTIP-PSU, 25.7%
Base Salary 25.7%
LTIP-RSU 25.7%
Short Term Incentives 22.8%
Base Salary
Short Term Incentives
LTIP-RSU
LTIP-PSU

DISCUSSION OF OUR 2024 EXECUTIVE COMPENSATION PROGRAM
Compensation Philosophy and Objectives
Our Compensation Committee is responsible for designing and approving our executive compensation program and any related agreements or policies which are in the long-term interests of the Company and its shareholders.
The Compensation Committee believes our compensation philosophy and programs should be aligned to our business strategy, objectives and goals. We utilize a pay for performance model that directly links executive compensation with results that support our overall business strategy yielding value for our shareholders. Our compensation programs are carefully reviewed on a regular basis leveraging input from our external compensation consultants, best practices and feedback from our shareholders. The programs target a balance of short- and long-term objectives and strategies with significant emphasis on performance-based compensation. Finally, we believe the compensation program designs should be simple, transparent and easy to understand by participants and our stockholders.
Elements of Compensation
Our executive compensation program is designed to align our NEOs’ pay with individual and Company performance in order to achieve profitability and return for our shareholders, and to attract and retain executives with the level of expertise and experience necessary to achieve our business objectives while driving short- and long-term results. Compensation plans have multiple parts, and the Compensation Committee believes they should be reviewed annually and benchmarked to ensure they align to the company strategy and deliver shareholder value. We utilized the following components to deliver executive compensation in 2024:

Pay Element	Purpose	Description	Link to Performance
Base Salary
To attract and retain qualified key executive talent and to provide a competitive baseline for total compensation that recognizes the executive’s skills, experience and responsibilities in the position.
Fixed, non-variable cash compensation. Serves as basis for “target” value of incentive opportunities.
Base salary represents a relatively small portion of total target compensation for permanent NEOs, reflecting our goal to allocate market competitive amounts of compensation to performance-based elements.

Individual base salary amounts reflect each executive officer’s responsibilities, performance, and work experience and also take into consideration competitive market data.

Annual Cash Incentive	To focus executives on achieving critical short-term financial and operating targets and/or strategic initiatives.	Variable annual cash incentive with payout based on Company performance over the fiscal year.	Target award opportunities are set at a competitive level. Award payout is based on the achievement of the underlying performance criteria established at the beginning of the fiscal year.
Long-Term Incentive
To align a significant portion of executive compensation to the Company’s long-term performance and shareholder experience, mainly through the use of relative TSR performance criteria. Multi-year vesting provisions also support our executive talent retention objectives.
For annual awards, grants of time-vesting RSUs and PSUs based on 3-year forward looking relative TSR. Payout under the PSUs can range from 0% to 200% based on final relative TSR ranking
PSUs provide recipients rewards contingent upon the successful achievement of TSR on relative terms, using common stock as a currency that is strongly aligned with stockholder interests.

Time-vesting RSUs support the Company’s leadership retention objectives and reinforce an ownership mentality through enhanced equity stakes.

How Our Compensation Committee Determines Executive Compensation
The Role of the Compensation Committee. The Compensation Committee oversees the executive compensation program and has overall responsibility for making final decisions about total compensation for all of the NEOs. As part of its annual process, the Committee works closely with senior management (as appropriate), the Chairman of the Board and its independent compensation consultant. This process ensures consistency from year to year and adherence to the responsibilities listed in the Committee’s Charter, which is available on our website.
The Role of the CEO. The CEO makes recommendations to the Compensation Committee regarding the compensation of other NEOs. The CEO does not provide recommendations concerning his compensation, nor is he present when his compensation is discussed by the Committee. The Committee, with input from its independent compensation consultant, discusses and approves the elements of the CEO’s compensation annually.
The Role of the Independent Compensation Consultant. The Compensation Committee has the authority to engage and retain an independent compensation consultant to provide independent counsel and advice. For 2024, the Committee continued its engagement with Zayla Partners, LLC (“Zayla”) as its independent compensation consultant. Zayla provided the following services during 2024: executive compensation benchmarking, support in the design of annual and long-term incentive plans, review and analysis of compensation programs from a risk perspective and support for the Committee’s shareholder outreach activities. Additionally, a representative of the independent consultant attends meetings of our Compensation Committee and communicates with our Compensation Committee Chair and members of management as needed; however, our Compensation Committee make all decisions regarding the compensation of our executive officers.
The Compensation Committee reviewed its engagement with Zayla, based on the factors set forth in the corporate governance standards of the NYSE and the rules of the SEC, and determined that there were no conflicts of interest present.
Peer Group. Our Compensation Committee reviews the composition of the peer group, based on input from its compensation consultant, and modifies it as circumstances, including industry consolidation and other competitive forces, warrant. Our overall objective is to develop a peer group that is appropriate taking into consideration both internal business judgement as well as input from outside observers. Key inputs that we consider include: (i) industry, (ii) revenue and EBITDA metrics, (iii) market capitalization, enterprise value and total assets, (iv) geography and (v) other general considerations. With respect to these inputs, we focus on (i) participants in the broad oil and gas industry focused on equipment, services, drilling and exploration and development, (ii) revenue and EBITDA within reasonable ranges of our most recent financial results, (iii) market capitalization, enterprises values and total assets within reasonable ranges of our most recent valuations, (iv) companies with headquarters in the United States and (v) companies considered as peers in proxy advisory firm research reports.
For 2024, our peer group included the following companies, which also represents the peer group for relative TSR performance upon which the 2024 grant of PSUs will be measured.

CSI Compressco LP	Independence Contract Drilling Inc.	Ranger Energy Services, Inc.
DMC Global Inc.	KLX Energy Services Holdings, Inc.	SEACOR Marine Holdings, Inc.
Drilling Tools International Corp.	Mammoth Energy Services, Inc.	Solaris Oilfield Infrastructure, Inc.
Dril-Quip, Inc.	Nine Energy Service, Inc.	TETRA Technologies, Inc.
Forum Energy Technologies, Inc.	Oil States International, Inc.
Geospace Technologies Corporation	Prime Energy Resources Corporation

Annual Base Salaries
The Compensation Committee determines base salaries for the NEOs each year accounting for multiple factors, including breadth, scope and complexity of the role, internal equity, succession planning and retention objectives, market positioning and budget. Decisions are also based in part on market data provided to the Compensation Committee by Zayla. The table below lists the base salaries for applicable NEOs for 2024.

Named Executive Officer	2024 Annual Salary	Increase over 2023 (%)
Justin C. Jacobs (1)	$525,000	N/A
Brian Tucker	$400,000	—%
(1)    Mr. Jacobs was appointed February 12, 2024, and pursuant to his Employment Agreement, for his first year received a pro rata portion (based on days worked in 2024) of his annual salary.
Annual Incentive Bonus Plan (“IBP”)
In 2006, the Committee adopted the IBP which provides guidelines for the calculation of annual non-equity incentive-based compensation in the form of cash bonuses to our executives, subject to Committee oversight and modification. The IBP (sometimes referred to as the “Short Term Incentive Plan” or “STIP”) is based on performance metrics that are established early in the fiscal year. The program is designed to focus the NEOs on achieving critical short-term financial and operating targets and/or strategic initiatives that support annual Company objectives and are linked to the maximization of shareholder value.
The tables below details the target bonus opportunities, shown as a percentage of annual base salary, that were applicable to each NEO in fiscal year 2024 as well as the payouts for the various levels of achievement:

Named Executive Officer	Target Bonus Potential as a % of Base Salary
Justin C. Jacobs	100.00%
Brian Tucker	75.00%

Named Executive Officer	Threshold Payout as a % of Target Bonus Potential	Target Payout as a % of Target Bonus Potential	Stretch Payout as a % of Target Bonus Potential
Justin C. Jacobs	75.00%	100.00%	125.00%
Brian Tucker	75.00%	100.00%	125.00%
For 2024, 100% of an executive officer’s IBP award was based on achievement of Company financial and other objectives relating to:
•Safety objectives (Total Recordable Incident Rate, or TRIR);
•Preventable Vehicle Incidents (PVI);
•Environmental; and
•Adjusted EBITDA(1)
Each year, the Committee sets the performance levels for each component of the Company objective portion of the IBP. The payment of awards under the IBP is based upon whether these performance levels are achieved for the year. Payout on each of the three financial objectives is as follows:
•75% of the bonus amount will be paid if we achieve the “threshold” amount;
•100% of the bonus amount will be paid if we achieve the “target” amount; and
•125% of the bonus amount will be paid if we achieve the “stretch” amount.
(1)    References above and in the tables that follow to Adjusted EBITDA, a non-GAAP financial measure, are reconciled to the comparable GAAP financial measure in Item 7 of our Annual Report on Form 10-K for the Year Ended December 31, 2024 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures.”

2024 Performance Goals and Results
As noted above, the Compensation Committee approves performance metrics for the annual cash incentive opportunity early in the fiscal year. Shortly following the conclusion of the plan year, the Compensation Committee determines the degree of which the financial and operational goals have been met and approves cash awards based on the level of achievement.
For 2024, following the Compensation Committee’s shareholder outreach and engagement program and a comprehensive review, the Compensation Committee approved certain performance metrics and hurdles. The Compensation Committee’s philosophy in setting performance levels and hurdles is to incentivize exceptional performance rather than reward expected performance. The Compensation Committee spends considerable time each year deliberating where to set performance and payout levels in light of all relevant circumstances available at the time these levels are set. The table below details these metrics, their corresponding weight of value in the IBP, and the final performance achievements as approved by the Compensation Committee:

Metric	Weighting	Threshold	Target	Stretch	Actual	Payout Factor (% of target weighting)
Adjusted EBITDA(1)	85%	$62,700,000	$66,000,000	$69,300,000	$69,526,000	Stretch
Safety (TRIR)(2)	5%	1.17	0.87	0.35	1.33	None
Preventable Vehicle Incidents (PVI)(3)	5%	0.88	0.69	0.50	0.47	Stretch
Environmental(4)	5%	N/A	1.00	N/A	1.00	Target
(1)     Adjusted EBITDA is a non-GAAP financial measure that we define as net income (loss) before interest, taxes, depreciation and amortization, as well as an increase in inventory allowance, impairments, retirement of rental equipment, non-recurring restructuring charges including severance and non-cash equity-classified stock-based compensation expenses.
(2)     Safety performance is measured based upon the Company’s TRIR, which the Company believes is a commonly-used metric to measure safety performance. TRIR is a standard OSHA safety metric that measures the number of work-related injuries and illnesses per 100 full-time workers over a 12-month period.
(3)     Preventable Vehicle Incidents (PVI) refer to motor vehicle accidents involving company-operated vehicles that are deemed preventable based on internal safety guidelines and industry best practices (e.g., National Safety Council criteria).
(4)     Deployment of KPA Flex and emissions analysis capabilities to our compressor applications to support digitization of maintenance and testing records.
The following table sets forth the maximum bonus eligibility set by the Committee for 2024 for each of our named executive officers, and based upon the payout percentages noted in the table above, the bonus payout amount earned by each named executive for 2024 under our Annual Incentive Bonus Plan:

Criteria	Actual 2024 Performance	Target Metric	Stretch Metric	Eligible Bonus Payment Percentage	Bonus Component	Payable Bonus
Adjusted EBITDA	$69,526,000	$66,000,000	$69,300,000	125%	85.00%	106.25%
Safety (TRIR)	1.33	0.87	0.35	—%	5.00%	—%
PVI	0.47	0.69	0.50	125%	5.00%	6.25%
Environmental	1.00	1.00	N/A	100%	5.00%	5.00%
Total					100%	117.50%
In 2024, our executives received (i) a stretch payout on Adjusted EBITDA as management’s performance exceeded the Board approved metrics; (ii) no payout on Safety objectives as management’s performance was below the Board approved threshold metric; (iii) a stretch payout on PVI, as the Company’s performance exceeded its stretch achievement level of 0.50 and (iv) a target payout on the environmental metric. Additional information on operational and financial performance can be found in the Company’s Annual Report filed on Form 10-K and quarterly reports filed on Form 10-Q with the SEC.
The following table summarizes the bonuses awarded under the IBP for 2024:

Name	Title	Base Salary	Target Bonus Eligibility	Bonus Base	Bonus Payout %	Bonus Payouts
Justin C. Jacobs (1)	CEO	$464,423	100%	$464,423	117.50%	$545,697
Brian Tucker	President and COO	$400,000	75%	$300,000	117.50%	$352,500
(1)    Mr Jacob’s base salary has been pro-rated for the number of days in the position during 2024.

The Compensation Committee will continue to review the metrics used in the IBP on an annual basis with an emphasis on both input from our shareholders received through our outreach and engagement program, trends ascertained from a review of relevant competitive market practices, and continued focus on rewarding exceptional performance. The Committee believes this approach allows us to be responsive to the input of our shareholders, be competitive with practices among our peers in the compression and oilfield services industries, and continuously challenge our executives to achieve results that will reward shareholders.
Long-Term Incentive Plan (“LTIP”)
In redesigning our LTIP awards for 2024, we considered the common practice for NEO LTI awards to grant opportunities through a combination of time-vesting and performance-vesting full value award vehicles, thereby creating a balance between retention and pay-for-performance. TSR is the most prevalent metric, as peer companies generally rely on relative and absolute TSR measures to determine final vesting of awards. Threshold vesting is generally achieved at the 25th percentile, and maximum vesting is generally achieved somewhere between the 75th – 90th percentile range. Performance-vesting awards have two key benefits: (i) requires performance achievement to “earn” the compensation, and (ii) executives have an opportunity to vest a number of shares that is above or below “target” if performance warrants. We believe that the performance-vesting awards that we granted during 2024, as described below, are relatively conservative compared to these observations.
For 2024, Mr. Jacobs was granted an RSU award valued at 100% of his base salary and a PSU award valued at 100% of base salary. Both awards were subject to proration as provided in his employment agreement because he started approximately six weeks into the calendar year. Mr. Tucker was granted an RSU award valued at 50% of his base Salary and a PSU award valued at 50% of his base salary. Mr. Eckert was also granted RSU and PSU awards valued at 50% of his base salary. The RSUs will vest in three equal annual installments beginning on the first anniversary of the effective date of the individual grants. However, Mr. Eckert’s PSU award will utilize a 2025 peer group for relative TSR measurement as his award was effectively granted at the end of 2024.
The PSU awards will vest based on our TSR performance compared to a peer group of companies as established by the Compensation Committee. Potential payout for the PSU awards is based upon performance for a three-year period ending December 31, 2026 for Messrs. Jacobs and Tucker and December 31, 2027 for Mr. Eckert. The PSU award payout ranges from zero (if the Company ranks below the 31.25 percentile) and up to 200% of the NEOs award target (if the Company ranks first) based upon our relative TSR performance ranking (subject to certain caps based on absolute TSR as defined in the PSU agreements).
The following table illustrates our relative TSR performance and the 2024 peer group for the one-year period December 31, 2024:

Company	Ticker	TSR	Relative TSR Performance	Relative TSR Rank	NGS Award Level - % of Target
Solaris Oilfield Infrastructure Inc.	SEI	278%	100%	1	200.00%
Prime Energy Resources Corporation	PNRG	106%	93%	2	183.33%
Natural Gas Services Group, Inc.	NGS	67%	86%	3	166.67%
Ranger Energy Services, Inc.	RNGR	54%	79%	4	150.00%
Drilling Tools International Corporation	DTI	2%	71%	5	133.33%
TETRA Technologies, Inc.	TTI	(21)%	64%	6	116.67%
Geospace Technologies Corporation	GEOS	(23)%	57%	7	100.00%
Oil States International, Inc.	OIS	(25)%	50%	8	90.00%
Forum Energy Technologies, Inc.	FET	(30)%	43%	9	80.00%
Mammoth Energy Services, Inc.	TUSK	(33)%	36%	10	70.00%
SEACOR Marine Holdings Inc.	SMHI	(48)%	29%	11	60.00%
KLX Energy Services Holdings, Inc.	KLXE	(56)%	21%	12	50.00%
Nine Energy Service, Inc.	NINE	(58)%	14%	13	—%
DMC Global Inc.	BOOM	(61)%	7%	14	—%
Independence Contract Drilling, Inc.	ICDI	(99)%	—%	15	—%
CSI Compressco LP (1)	N/A	N/A	—%	16	—%
Dril-Quip, Inc. (1)	N/A	N/A	—%	17	—%
(1)    These companies were acquired during 2024 and were removed from the peer group.

While we did not change the LTIP design for 2025 awards (see below), we are considering additional enhancements for 2026. Accordingly, the Compensation Committee will continue to review the award vehicles, performance metrics and hurdle rates used in the Long-Term Equity Incentive Program on an annual basis with an emphasis on both input from our shareholders received through our outreach and engagement program as well as trends ascertained from reviews of our peer group companies. The Committee believes this approach will allow us to be responsive to the input of our shareholders as well as competitive with practices among our peers and the compression and oilfield services industry.
2025 Executive Compensation Program
On March 31, 2025, the Compensation Committee approved the Executive Compensation program for 2025 for our NEOs as follows:

			Target STIP	LTIP Plan Eligibility
Name	Title	Base Salary	Bonus Eligibility	Time-Vested	Performance-Based
Justin C. Jacobs	CEO	$600,000	100.0%	112.5%	112.5%
Brian L. Tucker	COO and President	$400,000	75.0%	50.0%	50.0%
Ian M. Eckert (1)	CFO	$415,000	75.0%	50.0%	50.0%
(1)    Due to the timing of his appointment, Mr Eckert was granted LTIP awards for 2025 upon the effective date of his employment, or December 30, 2024. The grant date fair value of these awards are included in Mr. Eckert’s summary compensation totals for 2024.
The table below details the metrics and their corresponding weight of value in the STIP Bonus program as approved by the Compensation Committee:

Metric	Weighting	Threshold	Target	Stretch	Stretch+
Adjusted EBITDA	85%	$72,753,000	$76,582,000	$80,794,000	$81,560,000
Safety (TRIR)(1)	5%	see note 1	see note 1	see note 1	N/A
Preventable Vehicle Incidents (PVI)(1)	5%	see note 1	see note 1	see note 1	N/A
Environmental(2)	5%	N/A	see note 2	N/A	N/A
(1)    “TRIR” is “Total Recordable Incident Rate,” per industry standard of 200,000 hours. “PVI” is “Preventable Vehicle Incidents” per industry standard of 1,000,000 miles. Milestones will be set after release of 2024 GCA averages and will be determined as follows: Target is 90% of GCA 5-year average and Threshold and Stretch levels are -1 / +1 incident, respectively. The maximum payout for the safety metrics (TRIR and PVI) is at the Stretch Level. Bonus payout is achieved if the actual TRIR / PVI is at or below the established milestone.
(2)    By year end 2025, deliver to the Safety and Sustainability Committee a report that describes which of the recommended safety and sustainability reporting capabilities will be incorporated into the new ERP system and how these will be reported and monitored by management.
Payout amounts at Threshold, Target, Stretch and Stretch+ levels for each of the above performance objectives are as follows:
•Threshold: 75% of the bonus amount attributable to a performance objective will be paid if the company achieves at least Threshold amount;
•Target: 100% of the bonus amount attributable to a performance objective will be paid if the company achieves at least the Target amount; and
•Stretch: 125% of the bonus amount attributable to a performance objective will be paid if the company achieves at least the Stretch amount.
•Stretch + (Adjusted EBITDA only): 135% of the bonus amount attributable to a performance objective will be paid if the company achieves at least the Stretch+ amount.
With respect to Financial measurements (E.g., Adjusted EBITDA) STI award shall be prorated between levels. For Safety and Sustainability measurements, award is calculated on cliff basis.

OTHER COMPENSATION POLICIES AND AGREEMENTS
Compensation-Related Policies
Stock Ownership Policy. We believe that it is in the best interest of the Company and its shareholders to align the financial interests of the Company’s executives and non-employee members of the Board with those of the Company’s shareholders. In accordance with our policy, the CEO is required to hold an aggregate market value of five times their annual base salary. NEOs other than the CEO are required to hold an aggregate market value of two and one-half times their annual base salary. Non-employee members of the Board are required to hold an aggregate market value at least four times their annual cash retainer. Holdings are measured at the average closing price of a share of the Company’s stock for the previous calendar year. Participants may satisfy their ownership guidelines with: (i) common stock owned directly, (ii) common stock owned indirectly, (iii) shares represented by amounts invested in a 401(k) plan or deferred compensation plan maintained by the Company and (i) time-vested restricted stock or restricted stock units.
Insider Trading Policy. Our Board has adopted an Insider Trading Policy for employees and directors to promote compliance with federal and state securities laws and the NYSE. The policy prohibits certain persons who are aware of material non-public information about the Company from: (i) trading in securities of the Company; or (ii) providing material non-public information to other persons who may trade on the basis of that information. When material non-public information about us may exist and may have an influence on the marketplace, a trading blackout period is placed in effect by management. Furthermore, we have a standard blackout period policy, not subject to management discretion, that is timed on a quarterly basis for periods around each natural quarter-end until after earnings are released to the public. In addition, our Insider Trading Policy also applies to family members, other members of a person’s household, and entities controlled by a person covered by this Insider Trading Policy. Officers, directors, and designated employees, as well as the family members and controlled entities of such persons, may not engage in any transaction in Company securities without first obtaining pre-clearance of the transaction.
Under the Insider Trading Policy, directors, executive officers and other employees are prohibited from entering into any hedging or monetization transactions relating to our securities or otherwise trading in any instrument relating to the future securities’ price. Our Insider Trading Policy also prevents directors and executive officers from pledging our securities as collateral for loans or holding our securities in a margin account.
It is also the policy of the Company to comply with all applicable securities law when transacting in its own securities.
Clawback Policy. Our Board of Directors has adopted a clawback policy, as required by Section 10D of the Exchange Act and the listing standards adopted by the NYSE. In the event of certain accounting restatements, this policy requires us to pursue recovery from current and former executive officers (as defined under the applicable rules) of any amount of incentive-based awards paid during the three years preceding the accounting restatement that exceeds the amount that would have otherwise been paid if calculated based on the restated financial reporting measure, calculated on a pre-tax basis.
Timing of Equity Awards. Although we have not adopted a formal policy regarding the timing of equity award grants, including stock option grants, the Company-wide annual equity grants are made on a predetermined schedule. We generally grant long-term equity incentive awards to our executive officers and certain employees on a regular and predictable cycle, and we have historically granted such awards in early April. The exercise price of each of our stock option grants is the market closing price on the effective grant date. Our Compensation Committee does not grant such awards based on knowledge of material nonpublic information. Equity-based awards are occasionally granted at other times during the year, such as upon the hiring of a new employee, following the promotion of an employee or for key employee retention purposes.

Other Benefit Plans
401(k) Plan. We maintain a 401(k) Plan allowing employees, including our NEOs, to defer a portion of their eligible compensation, up to the Internal Revenue Code (the “Code”) maximum deferral amount, on a pre-tax basis or on a post-tax (Roth) basis. Participants make contributions to an account maintained by an independent trustee and direct how those contributions are invested. We match 100% of a participant’s contribution up to a maximum of 6% of his or her annual eligible compensation.
Health and Welfare Benefit Plans. We maintain a standard complement of health and welfare benefit plans for our employees, including our NEOs, which provide medical, dental and vision benefits, employee assistance, health savings and flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and life insurance coverage. As disclosed in the summary compensation tables that follow, the Company subsidizes the cost of the healthcare plan for our NEOs.
Deferred Compensation Plan. We adopted a Deferred Compensation Plan in December 2015, which permits eligible employees, including our NEOs, and our Directors to annually elect to defer a portion of their salary, commissions, cash bonus, Director fees and/or stock awards they would otherwise have received when earned.  Under this plan, participants can defer up to 90% of their salary, commissions, cash bonus, Director fees and stock awards. Cash amounts deferred under the Deferred Compensation Plan are deemed invested in the investment funds selected by the participant with similar options as available under the Company’s 401(k) Plan. We have option to contribute but do not currently contribute to the Deferred Compensation Plan on behalf of its participants or match the deferrals made by participants.
At the time of deferral, a participant must indicate whether he or she wishes to receive the amount deferred while in-service or upon separation of service. In either case, the payment will be in either a lump sum or in substantially equal annual installments. In-service installments cannot exceed five years, while installments elected to start upon separation of service cannot exceed ten years. If separation is due to a disability or a change in control, deferrals will be paid similar to deferrals paid upon separation of service, while deferrals related to death will be paid in a lump sum to the participant’s beneficiary. If a participant experiences an unforeseeable emergency during the deferral period, the participant may petition to receive a partial or full payout from the Deferred Compensation Plan. All distributions are made in cash, except for deferred stock awards which are settled in Company stock.
Agreements with Executive Officers
Each of our Named Executive Officers entered into employment letters with us, which set forth the applicable executive’s initial title, reporting relationship and compensation (the “Employment Letters”). Under the Employment Letters, each such Named Executive Officer is eligible for an annual base salary, short-term incentive target and LTIP Award value, which are subject to annual review by our Compensation Committee. In addition, each Employment Letter provides that the applicable executive is eligible to participate in all employee benefit plans maintained by the Company as well as the effect of termination including severance.

On October 9, 2023, the Company appointed John Bittner to the position of Interim CFO. Mr. Bittner’s services as Interim CFO are provided by Accordion, a financial consulting firm engaged by the Company which specializes in providing CFO professionals on a contract basis. Under our engagement agreement with Accordion, we paid Accordion $35,000 per month for Mr. Bittner’s services as our Interim CFO. Because Mr. Bittner, through Accordion, provides his services on an independent contractor basis, he was not eligible to participate in the Company’s incentive equity, bonus or employee benefit plans. Mr. Bittner is compensated by Accordion and the Company has no knowledge of Mr. Bittner’s compensation package paid by Accordion. Mr. Bittner resigned as Interim CFO effective with the appointment of Ian M. Eckert on December 30, 2024.

REPORT OF THE COMPENSATION COMMITTEE

Fellow Shareholders:

During 2024 the company continued executing our transformational strategy which yielded significant shareholder value. In February 2024 Justin Jacobs was appointed CEO. Mr. Jacobs worked closely with the board identifying internal strengths to leverage and areas that needed to be strengthened. Strong external customer relationships were also formed to ensure the company’s strategy and focus were aligned and well understood. This proved to be a key element to help improve the company’s overall 2024 performance.
The Compensation Committee worked closely with management and its outside compensation consultants to review the peer group composition, benchmarked the compensation program, and approve performance objectives in our 2024 executive compensation programs that aligned executive compensation with driving shareholder value.
Considerable effort focused on listening to our shareholder base. Don Tringali, our Lead Independent Director contacted our shareholders to listen to their feedback. A summary of this effort is included in the Governance section of the proxy. This proved to be an excellent exercise providing input for continued improvement in our compensation programs.
The Compensation Committee has undergone a complete overhaul over the last two years, and feels the Company’s compensation plans now leverage best practices and aligning with shareholder interests. We encourage you to review the CD&A section of this Proxy Statement detailing the progress made during 2024. Finally, the Compensation Committee recommends your affirmation vote “FOR” Proposal 2 in this year’s Proxy Statement.

The Compensation Committee 1
Natural Gas Services Group, Inc.
Jean K. Holley, Chairperson
Donald J. Tringali
Georganne Hodges

1 Jean K. Holley was appointed to the Compensation Committee and named Chair on November 1, 2024.

COMPENSATION TABLES
Summary Compensation Table
The table below sets forth the compensation earned by our NEOs for services rendered to us for the fiscal years ended December 31, 2024, 2023 and 2022.

Name and Principal Position	Year	Salary ($)(4)	Bonus ($)(5)	Stock Awards ($)(6)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(7)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (8)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Stephen C. Taylor, Interim President & Chief Executive Officer(1)	2024	242,285	—	—	—	—	—	20,350	262,635
	2023	612,000	—	200,000	—	—	—	2,773,243	3,585,243
	2022	313,545	—	313,545	—	313,545	—	9,362	949,997
Justin C. Jacobs, Chief Executive Officer(2)	2024	464,754	30,000	1,225,274	—	545,697	—	18,550	2,284,275
	2023	—	—	—	—	—	—	—	—
	2022	—	—	—	—	—	—	—	—
Brian L. Tucker President and Chief Operating Officer	2024	400,000	—	454,204	—	352,500	—	18,550	1,225,254
	2023	92,055	—	90,962	—	68,219	—	2,417	253,653
	2022	—	—	—	—	—	—	—	—
Ian M. Eckert, Chief Financial Officer(3)	2024	2,274	250,000	487,219	—	—	—	—	739,493
	2023	—	—	—	—	—	—	—	—
	2022	—	—	—	—	—	—	—	—

(1)    Mr. Taylor retired from his position as President and CEO on May 17, 2022 and was later appointed Interim President and CEO by the Board on November 11, 2022 upon the resignation of his successor, John Chisholm. In 2022, Mr. Taylor received $229,710 in base salary for his services as our President and CEO and $83,835 for his Interim CEO services. In addition, in 2022, Mr. Taylor received $612,000 in cash and $612,000 in equity consideration pursuant to his negotiated Retirement Agreement. In 2023, Mr. Taylor received $612,000 of salary and $200,000 of equity awards for his services as interim CEO and $2,754,000 in additional cash compensation paid pursuant to his Retirement Agreement which was negotiated and entered into in May, 2022. In 2024, Mr. Taylor received $73,775 of salary for his services as interim CEO through February 12, 2024 and $168,510 in salary as a non-officer employee from February 13, 2024 through his resignation as an employee at the end of August 2024.
(2)    Mr. Jacobs was appointed CEO effective February 12, 2024.
(3)    Mr. Eckert was appointed CFO effective December 30, 2024.
(4)    The amounts in column (c) reflect base salaries earned on a fiscal year basis, and, when applicable, are prorated based on the number of days employed with the Company during the applicable year. This column also include amounts deferred under our Deferred Compensation Plan and our 401(k) Plan. The Company has not made any contributions to the Deferred Compensation Plan.
(5)    The amounts in column (d) reflect a (i) sign-on bonus paid to Mr. Jacobs upon his hire in February 2024, (ii) a sign-on bonus paid to Mr. Eckert upon his hire and (iii) a discretionary bonus of $200,000 to compensate Mr. Eckert for a foregone bonus as a result of resigning from his previous employer prior to the end of 2024.
(6)    The amounts in column (e) reflect the grant date fair value of restricted stock/unit and performance share unit awards granted under the Natural Gas Service Group, Inc. 2019 Equity Incentive Plan determined in accordance with FASB ASC Topic 718.
(7)    The amounts in column (g) represent cash payments under the 2024 Annual Incentive Bonus Plan based on performance for the year ended December 31, 2024 and were paid in the first quarter of 2025.
(8)    The amounts in column (i) include matching contributions made by the Company to each named executive officer under our 401(k) Plan and the aggregate incremental cost to the Company of perquisites provided to our NEOs as shown in the table below. With respect to Mr. Taylor, this column also includes payments under his Retirement Agreement.

All Other Compensation Table

The table below sets forth all other compensation reported in column (i) of the Summary Compensation Table earned by our NEOs for services rendered to us for the fiscal years ended December 31, 2024, 2023 and 2022.

Name	Year	Automobile Allowance ($)	Personal Use of Company Provided Automobiles ($)	Additional Incremental Portion of Health Insurance Premiums Paid for Officers Only ($)	401(k) Plan Company Contributions ($)	Cash Pursuant to Retirement Agreement ($)	Total ($)
Stephen C. Taylor	2024	—	1,800	10,000	8,550	—	20,350
	2023	—	1,800	8,893	8,550	2,754,000	2,773,243
	2022	—	1,800	7,924	8,550	—	18,274
Justin C. Jacobs	2024	—	—	10,000	8,550	—	18,550
	2023	—	—	—	—	—	—
	2022	—	—	—	—	—	—
Brian L. Tucker	2024	—	—	10,000	8,550	—	18,550
	2023	—	—	1,955	462	—	2,417
	2022	—	—	—	—	—	—
Ian M. Eckert	2024	—	—	—	—	—	—
	2023	—	—	—	—	—	—
	2022	—	—	—	—	—	—

Grants of Plan-Based Awards

The table below sets forth the short- and long-term incentive plan awards granted to our NEOs during the fiscal year ended December 31,2024. Mr Taylor did not participate and did not receive any awards in connection with the Annual Incentive Bonus and Long-term Incentive Plans during the fiscal year ended December 31, 2024.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Option (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Justin C. Jacobs	1/29/2024	—	—	—	18,938	37,876	75,752	—	—	—	741,991
	1/29/2024	—	—	—	—	—	—	31,382	—	—	483,283
	3/4/2024	348,317	464,423	580,529	—	—	—	—	—	—	—
Brian L. Tucker	3/4/2024	—	—	—	5,647	11,293	22,586	—	—	—	253,866
	3/4/2024	—	—	—	—	—	—	11,293	—	—	200,338
	3/4/2024	225,000	300,000	375,000	—	—	—	—	—	—	—
Ian M. Eckert	12/30/2024	—	—	—	3,798	7,595	15,190	—	—	—	279,724
	12/30/2024	—	—	—	—	—	—	7,595	—	—	207,495

(1)    The amounts in these columns illustrate the range of potential payouts under the 2024 Annual Incentive Bonus Plan. The actual payouts were determined and paid in March 2025, and are included in column (g) in the Summary Compensation Table for 2024.
(2)    The amounts in these columns illustrate the range of potential payouts of performance share unit awards under the 2019 Equity Incentive Plan and cliff vest at the conclusion of a three-year performance period based on the Company’s total shareholder return ("TSR") performance relative to an identified peer group, subject to continued employment. Target requires a TSR ranking at the 62.5% level in order to receive 100% of the performance share units awarded. Threshold requires a TSR ranking at the 31.25% level in order to receive 50% of the performance share units awarded and Maximum requires the top TSR ranking in the peer group in order to receive 200% of the performance share units awarded. TSR rankings below the 31.25% percentile will result in a payout of 0% of the performance share units awarded.
(3)    The amounts in this column represent the grant of restricted stock units under the 2019 Equity Incentive Plan that vest one-third per year over a three-year term, subject to continued employment.
(4)    The amounts in this column reflect the grant date fair value of restricted stock/unit and performance share unit awards determined in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions utilized for the performance share units, see Note 16, “Stock-Based and Other Long-Term Incentive Compensation” to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2024.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information about unvested restricted stock/units and performance share units outstanding as of December 31, 2024 and held by our NEOs.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Justin C. Jacobs	1/29/2024	—	—	—	—	—	31,382	841,038	—	—
	1/29/2024	—	—	—	—	—	—	—	37,876	1,015,077
Brian L, Tucker	10/8/2023	—	—	—	—	—	4,241	113,659	—	—
	3/4/2024	—	—	—	—	—	11,293	302,652	—	—
	3/4/2024	—	—	—	—	—	—	—	11,293	302,652
Ian M. Eckert	12/30/2024	—	—	—	—	—	7,595	203,546	—	—
	12/30/2024	—	—	—	—	—	—	—	7,595	203,546

(1)    Represents restricted stock units that vest one-third per year, subject to continued employment. Mr. Jacobs’ units will vest as follows: 10,461 in 2025, 10,461 in 2026 and 10,460 in 2027. Mr. Tucker’s units will vest as follows: 5,885 in 2025, 5,885 in 2026 and 3,764 in 2027. Mr. Eckert’s units will vest as follows: 2,532 in 2025, 2,532 in 2026 and 2,531 in 2027.
(2)    Based on the market closing price of our common stock on December 31, 2024 of $26.80 per share.
(3)    Represents unearned performance share units at the target level that cliff vest, subject to continued employment, on December 31, 2026 for Mr. Jacobs and Mr. Tucker and December 31, 2027 for Mr. Eckert.

Option Exercises and Stock Vested in 2024

The following table sets forth for each of the NEOs (i) exercise of stock options and the value realized on exercise of the stock options and (ii) the number of shares of common stock acquired upon and the value realized upon the vesting of stock awards during 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Stephen C. Taylor (1)	—	—	10,101	203,232
Justin C. Jacobs	—	—	—	—
Brian Tucker (2)	—	—	2,120	43,354
Ian M. Eckert	—	—	—	—
(1)    Represents the vesting of restricted stock units that were granted to Mr. Taylor in 2023 in connection with his appointment as Interim CEO at the fair market value of our common stock of $20.12 per share on the vesting date.
(2)    Represents the vesting of restricted stock units that were granted to Mr. Tucker in 2023 in connection with his appointment as COO and President at the fair market value of our common stock of $20.45 per share on the vesting date.

Nonqualified Deferred Compensation

The following table sets forth the compensation and account activity in our nonqualified deferred compensation plan for the participating NEOs during 2024.

Name	Beginning Aggregate Balance ($)	Executive Contributions in Last Fiscal Year ($) (1)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings (Losses) in Last Fiscal Year ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Stephen C. Taylor	5,105,633	—	—	1,696,241	—	6,801,874
(1) All contributions were from salary, bonus and stock deferrals in 2024. The Company has made no contributions to the Deferred Compensation Plan.

Pay Versus Performance
In the table below, we provide certain information about Pay Versus Performance for our Principal Executive Officers (“PEO”) and other named executive officers (“NEO”) reflecting executive compensation actually paid compared to Total Shareholder Return (“TSR”) for the fiscal years ended December 31, 2024, 2023, 2022 and 2021.

Year	Summary Compensation Table (“SCT”) Total for PEOs ($)(1)	Compensation Actually Paid to PEOs ($)(2)	Average SCT Total for Non-PEO NEOs ($)(1)	Average Compensation Paid to Non-PEO NEOs ($)(2)	TSR ($)(3)	TSR Based on Fixed $100 Investment ($)(3)
2024	2,546,910	3,218,558	982,374	1,046,285	17.32	282.70
2023	3,585,243	3,387,854	656,212	768,862	6.60	169.62
2022	1,379,126	1,881,275	569,665	621,088	1.98	120.89
2021	1,749,279	2,259,464	478,742	377,955	0.99	110.44
(1)    The PEOs were Justin C. Jacobs (2024), Stephen C. Taylor (2021 and Interim CEO for 2022, 2023 and 2024) and John Chisholm (Interim CEO for 2022) The NEOs were Brian L. Tucker and Ian M. Eckert for 2024, Brian L. Tucker and James R. Hazlett for 2023 and Micah C. Foster and James R. Hazlett for 2022 and 2021.
(2)    The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by our NEOs. These amounts reflect the SCT Total with certain adjustments for stock-based compensation attributable to equity awards. The equity values are calculated in accordance with the FASB’s ASC Topic 718.
(3)    Total Shareholder Return (“TSR”) for the years ended December 31, 2024, 2023, 2022 and 2021 is as follows:

TSR - (P1-P0) + D	2024	2023	2022	2021
P1 - Ending NGS stock price - December 31,	$26.80	$16.08	$11.46	$10.47
P0 = Initial stock price - January 1, 2021	$9.48	$9.48	$9.48	$9.48
D = Dividends	$—	$—	$—	$—
TSR =	$17.32	$6.60	$1.98	$0.99
TSR/P0	182.70%	69.62%	20.89%	10.44%
TSR based on $100 investment	$282.70	$169.62	$120.89	$110.44

Compensation Actually Paid to PEOs

Year	PEO	SCT Total for PEOs ($)(1)	Exclusion of Equity Awards for PEOs ($)	Inclusion of Equity Values for PEOs ($)	Compensation Actually Paid to PEOs ($)
2024	Justin C. Jacobs	2,284,275	(1,225,274)	1,856,114	2,915,115
2024	Stephen C. Taylor	262,635	—	40,808	303,443
2024	Combined Total	2,546,910	(1,225,274)	1,896,922	3,218,558
2023	Stephen C. Taylor	3,585,243	(200,000)	2,611	3,387,854
2022	Stephen C. Taylor	949,997	(313,545)	815,694	1,452,146
2022	John Chisholm	429,129	(59,635)	59,635	429,129
2022	Combined Total	1,379,126	(373,180)	875,329	1,881,275
2021	Stephen C. Taylor	1,749,279	(722,160)	1,232,345	2,259,464
(1)    As discussed elsewhere herein, $2,754,000 of compensation paid to Mr. Taylor relates to amounts paid in 2023 pursuant to his Retirement Agreement negotiated during 2022.
Compensation Actually Paid to NEOs

Year	Average Summary SCT for NEOs ($)	Average Exclusion of Equity Awards for NEOs ($)	Average Inclusion of Equity Values for NEOs ($)	Average Compensation Actually Paid to NEOs ($)
2024	982,374	(470,712)	534,623	1,046,285
2023	656,212	(240,479)	353,129	768,862
2022	569,665	(144,908)	196,331	621,088
2021	478,742	(190,163)	89,376	377,955

Total Inclusion of Equity Values for PEOs

Year	PEO	Year-End Fair Value ("FV") of Equity Awards Granted During the Year that Remained Unvested at the End of the Year ($)	Change in FV From Last Day of Prior Year to Last Day of Current Year of Unvested Equity Awards ($)	Change in FV From Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During the Year ($)	Value of Dividends Paid on Equity Awards Not Otherwise Included ($)	Total Inclusion of Equity Values ($)
2024	Justin C. Jacobs	1,856,114	—	—	—	1,856,114
2024	Stephen C. Taylor	—	—	40,808	—	40,808
2024	Combined Total	1,856,114	—	40,808	—	1,896,922
2023	Stephen C. Taylor	262,424	—	(259,813)	—	2,611
2022	Stephen C. Taylor	697,215	103,144	15,335	—	815,694
2022	John Chisholm	—	—	59,635	—	59,635
2022	Combined Total	697,215	103,144	74,970	—	875,329
2021	Stephen C. Taylor	1,143,450	105,579	(16,684)	—	1,232,345
Total Inclusion of Equity Values for NEOs

Year	Year-End Fair Value ("FV") of Equity Awards Granted During the Year that Remained Unvested at the End of the Year ($)	Change in FV From Last Day of Prior Year to Last Day of Current Year of Unvested Equity Awards ($)	Change in FV From Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During the Year ($)	Value of Dividends Paid on Equity Awards Not Otherwise Included ($)	Total Inclusion of Equity Values ($)
2024	506,199	22,732	5,692	—	534,623
2023	364,342	—	(11,213)	—	353,129
2022	183,589	9,900	2,842	—	196,331
2021	130,875	6,601	(48,100)	—	89,376

PROPOSAL 3 - APPROVE AN AMENDMENT TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE 2019 EQUITY INCENTIVE PLAN BY 500,000 SHARES AND EXTEND THE TERM OF THE PLAN BY FIVE YEARS
Introduction
The NYSE requires shareholder approval for the establishment or material amendment of any equity compensation arrangement, with limited exceptions. We are seeking the approval of our shareholders of an amendment to our 2019 Equity Incentive Plan (the “2019 Plan”) to increase the number of shares reserved under the 2019 Plan by 500,000 shares and to extend the term of the plan by an additional five years. A copy of the amendment is attached as Appendix A to this Proxy Statement. Our Board has approved the amendment to the 2019 Plan and recommends the approval of the amendment by our stockholders.
The 2019 Plan was originally adopted by our stockholders on June 20, 2019 and, currently provides for a reserve of 1,150,000 shares of our common stock. As of March 31, 2025, we have issued a total of 887,732 shares of common stock under the 2019 Plan, of which 203,016 continue to be subject to vesting requirements.
Our Board has reviewed the 2019 Plan and the lack of available shares thereunder and determined that the 2019 Plan requires additional shares to provide the flexibility with respect to stock-based compensation that our Board believes is necessary to establish appropriate long-term incentives to achieve our objectives. In addition, our legacy stock option plan (the 1998 Stock Option Plan), which we have historically used to grant stock option awards to our non-executive employees, expires in February 2026. Thus, our Board believes that it is advisable to increase the share limit in the 2019 Plan in order to attract, retain and compensate employees, officers, directors and others upon whose judgment, initiative and effort we depend upon. The issuance of common shares and stock options to eligible participants is designed to align the interests of such participants with those of our stockholders.
Proposal 3 increases the number of shares of common stock that may be issued under the 2019 Plan by 500,000 shares, or approximately 4% of the 12,513,850 shares of common stock outstanding on April 11, 2025. The closing price of our common stock on April 14, 2025 was $18.42. In addition, this proposal also extends the term of the 2019 Plan by an additional five years. Thus, if this proposal is approved, the 2019 Plan would expire on June 20, 2034. The major features of the 2019 Plan are summarized below.
If shareholders do not approve this proposal, the current share limit under the 2019 Plan, which we anticipate being exhausted by approximately year end 2026 based on our current equity-based compensation trends, will continue in effect.
Required Vote
Approval of this Proposal #3 requires a majority of the votes cast at the meeting. Abstentions and broker non-votes will have no effect on the outcome of this Proposal.
Board Recommendation
Our Board recommends a vote “FOR” the amendment to our 2019 Stock Incentive Plan (attached as Appendix A) to increase the number of shares of common stock reserved under the plan by 500,000 shares and extend the term of the plan by five years, until June 20, 2034.

Material Terms of the Plan
The following is a summary description of the material features of the 2019 Plan, as proposed to be amended by the amendment referenced herein. The statements made in this proxy statement regarding the 2019 Plan should be read in conjunction with and are qualified in their entirety by reference to the 2019 Plan, a copy of which is available as Annex 1 to our definitive proxy statement filed with the SEC on April 30, 2019. Prior filings with the SEC are available through our website at www.ngsgi.com or in printed form upon request by any shareholder free of charge, by writing to the Company, Attention Anna Delgado, Investors Relations, 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705.
Effective Date; Duration of the 2019 Plan
The 2019 Plan became effective upon approval by the Company’s shareholders at our June 2019 annual meeting. Except with respect to awards then outstanding, unless sooner terminated, the 2019 Plan is set to expire on June 20, 2029 and no further awards may be granted after such date. However, as part of this proposal, the Company is requesting its shareholders approve an amendment to the 2019 Plan to extend the term of the plan by five years, and if approved, the 2019 Plan will expire on June 20, 2034.
Plan Administration
The 2019 Plan is administered by the Committee or, in the Board’s discretion, by the Board. The Committee has the authority to, among other things, interpret the 2019 Plan, determine who will be granted awards under the 2019 Plan, prescribe the terms and conditions of each award, interpret, administer, reconcile any inconsistency in, correct any defect in and supply any omission in the 2019 Plan, and exercise discretion to make any and all other determinations which it determines to be necessary or advisable for the administration of the 2019 Plan.
Eligibility
The Committee selects participants from among the key employees, consultants and directors of the Company and its affiliates. Only employees are eligible to receive incentive stock options.
Shares Available for Awards; Limits on Awards
The Company currently has reserved an aggregate of 1,150,000 shares of common stock to be awarded under the 2019 Plan. If this proposal is approved by our shareholders at the Meeting, the aggregate shares that may awarded under the 2019 Plan will increase to 1,650,000 (the “Total Share Reserve”). We anticipate that, based on our recent historical awards, the amount of shares reserved would provide about five years of availability under the 2019 Plan, although since the number of shares granted under the 2019 Plan in any single year can fluctuate significantly due to fluctuations in the market price of our common stock and other factors noted below. See “Overhang and Burn Rate” below for further information.
One of the requirements for the favorable tax treatment available to incentive stock options under the Internal Revenue Code of 1986, as amended (the “Code”), is that the 2019 Plan must specify, and our stockholders must approve, the maximum number of shares available for issuance pursuant to incentive stock options. As a result, in order to provide flexibility, the 2019 Plan provides that up to 575,000 of the Total Share Reserve may be issued pursuant to incentive stock options.
No non-employee director may be granted awards, during any fiscal year, with respect to shares of common stock that, together with any cash fees paid to the director during the fiscal year, have a total value that exceeds $250,000 (calculating the value of any awards based on the grant date fair value for financial reporting purposes).
If any outstanding award expires or is canceled, forfeited, or terminated without issuance of the full number of shares of common stock to which the award related, then the number of shares available under the 2019 Plan will be increased by the portion of the award that expired, or was canceled, forfeited or terminated.
Shares tendered in payment of the option exercise price or delivered or withheld by the Company to satisfy any tax withholding obligation, or shares covered by a stock-settled stock appreciation right or other awards that were not issued upon the settlement of the award will not again become available for future grants under the 2019 Plan.
Awards may be granted under the 2019 Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines. The Committee will make appropriate adjustments to these limits to prevent dilution or enlargement of the rights of participants under the 2019 Plan (see “Adjustments upon Changes in Stock” below for further information).
Available Awards
Awards that may be granted under the 2019 Plan include stock options (including both incentive stock options (ISOs) and nonqualified stock options), stock appreciation rights (SARs), restricted stock, restricted stock units (RSUs), performance awards, and other stock-based awards. The terms of each award will be set forth in a written agreement.

Stock Options
A stock option is the right to purchase shares of common stock at a future date at a specified price per share called the exercise price. An option may be either an ISO or a nonqualified stock option. ISOs and nonqualified stock options are taxed differently, as described under Federal Income Tax Treatment of Awards under the 2019 Plan. Except in the case of options granted pursuant to an assumption or substitution for another option, the exercise price of a stock option may not be less than the fair market value (or in the case of an ISO granted to a ten percent shareholder, 110% of the fair market value) of a share of common stock on the grant date. Full payment of the exercise price must be made at the time of such exercise either in cash or bank check or in another manner approved by the Committee.
Stock Appreciation Rights
A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of common stock on the date of exercise of the SAR over the exercise price. The exercise price of a SAR may not be less than the fair market value of a share of common stock on the grant date. SARs may be granted alone (”freestanding rights”) or in tandem with options (”related rights”).
Restricted Stock
A restricted stock award is an award of actual shares of common stock which are subject to certain restrictions for a period of time determined by the Committee. Restricted stock may be held by the Company in escrow or delivered to the participant pending the release of the restrictions. The participant generally has the rights and privileges of a shareholder as to such restricted stock during the restricted period, including the right to vote the restricted stock and the right to receive dividends
Restricted Stock Units
An RSU is an award of hypothetical common stock units having a value equal to the fair market value of an identical number of shares of common stock, which are subject to certain restrictions for a period of time determined by the Committee. No shares of common stock are issued at the time an RSU is granted, and the Company is not required to set aside any funds for the payment of any RSU award. Prior to settlement of an RSU award and the receipt of shares, the participant does not have any rights as a shareholder with respect to such shares. The Committee may grant RSUs with a deferral feature (deferred stock units or DSUs), whereby settlement of the RSU is deferred beyond the vesting date until a future payment date or event set out in the participant’s award agreement. The Committee has the discretion to credit RSUs or DSUs with dividend equivalents.
Performance Share Awards
A performance share award is an award of shares of common stock that are only earned if certain conditions are met. The Committee has the discretion to determine: the number of shares of common stock or stock-denominated units subject to a performance share award; the applicable performance period; the conditions that must be satisfied for a participant to earn an award; and the other terms, conditions and restrictions of the award.
The number of performance shares earned by a participant depends on the extent to which the performance goals established by the Committee are attained within the applicable performance period. No payout is made with respect to any performance share award except upon written certification by the Committee that the minimum threshold performance goal(s) have been achieved.
Other Equity-Based Awards
The Committee may grant other equity-based awards, either alone or in tandem with other awards, in amounts and subject to conditions as determined by the Committee as set out in an award agreement.
Vesting
The 2019 Plan allows for awards subject to either time-based vesting or performance-based vesting, or both. The Committee has the authority to determine the vesting schedule of each award, and to accelerate the vesting and exercisability of any award. The Company’s practice over the last several years has been to grant restricted stock awards to its executive officers and independent directors, and stock options to selected non-executive employees. Restricted Stock awards to our (i) executive officers have been subject to time-based vesting in equal one-third installments over a three year period from the grant date and (ii) independent directors have been subject to time-based vesting in equal quarterly installments beginning in the year following the year in which they are granted. Stock options granted to our non-executive employees typically vest in equal one-third installments over a three year period. Past vesting requirements may not be indicative of future vesting requirements set by the Committee, which may be less or more onerous than in prior years.

Adjustments upon Changes in Stock
In the event of changes in the outstanding common stock or in the capital structure of the Company by reason of any stock or extraordinary cash dividend, stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, merger, consolidation, combination, exchange, or other relevant change in capitalization occurring after the grant date of any award, awards granted under the 2019 Plan and any award agreements, the exercise price of options and SARs, the maximum number of shares of common stock subject to all awards will be equitably adjusted or substituted, as to the number, price or kind of a share of common stock or other consideration subject to such awards to the extent necessary to preserve the economic intent of the award.
Unless the Committee specifically determines that such adjustment is in the best interests of the Company or its affiliates, the Committee will, in the case of ISOs, ensure that any adjustments made will not constitute a modification, extension or renewal of the ISO within the meaning of Code Section 424(h)(3) and in the case of non-qualified stock options, ensure that any adjustments will not constitute a modification of such non-qualified stock options within the meaning of Code Section 409A. Any adjustments will be made in a manner which does not adversely affect the exemption provided under Rule 16b-3 under the Exchange Act. The Company will give participants notice of any adjustment.
Change in Control
Unless otherwise provided in an award agreement, generally in the event of a participant’s termination of service without cause or for good reason during the 18-month period following a change in control, the vesting of all awards will fully accelerate and all outstanding options and SARs will become immediately exercisable as of the date of the participant’s termination of service.
In the case of performance awards, generally in the event of a participant’s termination of service without cause or for good reason, in either case, within 18 months following a change in control, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met as of the date of the participant’s termination of service.
In the event of a change in control, the Committee may in its discretion and upon at least 10 days’ advance notice to the affected persons, cancel any outstanding awards and pay to the holders the value of the awards based upon the price per share of common stock received or to be received by other shareholders of the Company in the event. In the case of any option or SAR with an exercise price that equals or exceeds the price paid for a share of common stock in connection with the change in control, the Committee may cancel the option or SAR without the payment of any consideration.
A change in control is defined as (a) the acquisition by one person or more than one person acting as a group, of Company stock representing more than 50% of the total fair market value or total voting power of the Company’s stock; (b) a merger, consolidation or other reorganization in which the Company is not the surviving entity unless the Company’s shareholders immediately prior to the merger, consolidation or other reorganization maintain at least 50% of the voting power; (c) a majority of the incumbent members of the Board are replaced by directors whose appointment or election is not endorsed by at least two-thirds of the Board; or (d) the acquisition by one person or more than one person acting as a group, of all or substantially all of the Company’s assets.
Amendment or Termination of the 2019 Plan
The Board may amend or terminate the 2019 Plan. However, except in the case of adjustments upon changes in common stock, no amendment will be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any applicable laws. The 2019 Plan currently terminates on June 20, 2029, unless previously terminated by the Board. However, as described above, as part of this proposal, the Board is requesting your approval to amend the 2019 Plan to extend its term by an additional five years, until June 20, 2034. As noted above, in connection with the proposal to amend the 2019 Plan to increase the reserved shares by 500,000, the Company believes that such additional reserved shares will provide approximately five years of availability based on its current and estimated burn rate. Since the 2019 Plan currently terminates in less than five years, the Company believes it is prudent to extend the term of the 2019 Plan to accommodate the share reservation increase requested in this proposal.
Amendment of Awards
The Committee may amend the terms of any one or more awards. However, the Committee may not affect any amendment which would otherwise constitute an impairment of the rights under any award unless the Company requests the consent of the participant and the participant consents in writing.
Clawback and Recoupment
The Company may cancel any award or require the participant to reimburse any previously paid compensation provided under the 2019 Plan or an award agreement in accordance with the Company’s clawback policy.

Federal Income Tax Consequences of Awards
The following is a summary of the U.S. federal income tax consequences of awards granted under the 2019 Plan. This summary is based on U.S. federal income tax laws and regulations in effect on the date of this Proxy Statement and is not a complete description of the U.S. federal income tax laws. This summary is not intended to be exhaustive and does not constitute legal or tax advice. This summary does not address municipal, state or foreign income tax consequences of awards, or federal employment taxes.
Nonqualified Stock Options
The grant of a nonqualified stock option will generally not result in taxable income to the participant. The participant will recognize ordinary income at the time of exercise equal to the excess of the fair market value of the shares on the date of exercise over the exercise price and the Company will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon the sale of the shares acquired on exercise will be treated as capital gains or losses (whether long-term or short-term gain or loss depends on how long the shares are held).
Incentive Stock Options (ISOs)
The grant of an ISO will generally not result in taxable income to the participant. The exercise of an ISO will not result in taxable income to the participant if at the time of exercise the participant has been employed by the Company or its subsidiaries at all times beginning on the date the ISO was granted and ending not more than 90 days before the date of exercise. However, the excess of the fair market value of the shares on the date of exercise over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum tax liability for the year the shares are sold.
If the participant does not sell the shares acquired on exercise within two years from the date of grant and one year from the date of exercise then on the sale of the shares any amount realized in excess of the exercise price will be taxed as capital gain. If the amount realized in the sale is less than the exercise price, then the participant will recognize a capital loss. If these holding requirements are not met, then the participant will generally recognize ordinary income at the time the shares are sold in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (b) the excess, if any, of the amount realized on the sale of the shares over the exercise price, and the Company will be entitled to a corresponding deduction.
SARs
The grant of a SAR will generally not result in taxable income to the participant. The participant will recognize ordinary income at the time of exercise equal to the amount of cash received or the fair market value of the shares received and the Company will be entitled to a corresponding deduction for tax purposes. If the SARs are settled in shares, then when the shares are sold the participant will recognize capital gain or loss on the difference between the sale price and the amount recognized at exercise. Whether it is a long-term or short-term gain or loss depends on how long the shares are held.
Restricted Stock and Performance Shares
Unless a participant makes an election to accelerate the recognition of income to the grant date (as described below), the grant of restricted stock or performance shares awards will not result in taxable income to the participant. When the restrictions lapse, the participant will recognize ordinary income on the excess of the fair market value of the shares on the vesting date over the amount paid for the shares, if any, and the Company will be entitled to a corresponding deduction.
If the participant makes an election under Code Section 83(b) within thirty days after the grant date, the participant will recognize ordinary income as of the grant date equal to the fair market value of the shares on the grant date over the amount paid, if any, and the Company will be entitled to a corresponding deduction. Any future appreciation will be taxed at capital gains rates. However, if the shares are later forfeited, the participant will not be able to recover any taxes paid.
RSUs and PSUs
The grant of an RSU or Performance Share Units will generally not result in taxable income to the participant. When the RSU or PSU is settled, the participant will recognize ordinary income equal to the fair market value of the shares or the cash provided on settlement and the Company will be entitled to a corresponding deduction. Any future appreciation will be taxed at capital gains rates (whether long-term or short-term gain or loss depends on how long the shares are held).

Section 409A
Code Section 409A imposes complex rules on nonqualified deferred compensation arrangements, including requirements with respect to elections to defer compensation and the timing of payment of deferred amounts. Depending on how they are structured, certain equity-based awards may be subject to Code Section 409A, while others are exempt. If an award is subject to Code Section 409A and a violation occurs, the compensation is includible in income when no longer subject to a substantial risk of forfeiture and the participant may be subject to a 20% penalty tax and, in some cases, interest penalties. The 2019 Plan and awards granted under the 2019 Plan are intended to be exempt from or conform to the requirements of Code Section 409A.
Section 162(m) and the Company’s Deduction
Generally, whenever a participant recognizes ordinary income under the 2019 Plan, a corresponding deduction is available to the Company provided that the Company complies with certain reporting requirements. However, under Code Section 162(m), the Company will be denied a deduction for compensation paid to certain senior executives that exceeds $1,000,000.
The foregoing is only a summary of the current effect of certain U.S. federal income taxation upon the participant and us with respect to the grant and exercise of awards or compensation granted under the Amended Plan. Participants are hereby notified that (i) any discussion of U.S. federal tax issues in this proxy statement is not intended to be written or used, and cannot be used, for the purpose of avoiding penalties that may be imposed under the Code, and (ii) participants should seek advice based on their particular circumstances from an independent tax advisor.
Equity Compensation Plan Information
The following table provides information related to our Voting Common Stock which may be issued under our two existing equity compensation plans as of April 11, 2025, including the 2019 Plan:

Plan Category	(a) Number of securities to be issued upon exercise or vesting of outstanding options or restricted shares/units	(b) Weighted-average issuance or exercise price of outstanding options or restricted shares/units	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
1998 Stock Option Plan	151,168	$20.89	370,002
2019 Equity Incentive Plan	275,418	$18.50	166,975
Total	426,586		536,977

Overhang and Burn Rate.
As of March 31, 2025, 151,168 shares of the Company’s common stock were subject to outstanding stock options at a weighted average exercise price of $20.89 granted under our 1998 Stock Option Plan, as amended and restated. In addition, our 1998 Stock Option Plan, as amended and restated, has an additional 370,002 shares reserved for potential issuance pursuant to future awards that may be granted during the remaining term of that plan which expires on February 28, 2026
As of March 31, 2025, we have granted a total of 983,025 awards for shares of common stock under the 2019 Plan, of which 275,418 continue to be subject to vesting requirements and 166,975 remain reserved for subsequent issuance. The total of these 442,393 combined shares represents 3.54% of our shares outstanding. We believe this “overhang” is reasonable compared to that of our peers.
“Burn rate” refers to the number of shares that are subject to awards that we grant over a particular period of time. The total number of shares of the Company’s common stock subject to awards that the Company granted under the 2019 Plan in each of the last three calendar years, and to date (as of March 31, 2025), are as follows:
●     126,662 shares in 2022 (which was 1.04% of the number of shares of the Company’s common stock issued and outstanding at the end of 2022);
●     164,640 shares in 2023 (which was 1.33% of the number of shares of the Company’s common stock issued and outstanding at the end of 2023);
●     169,774 shares in 2024 (which was 1.36% of the number of shares of the Company’s common stock issued and outstanding at the end of 2024);
●     95,293 shares in 2025 (which was 0.76% of the number of shares of the Company’s common stock issued and outstanding at the end of March 31, 2025).
Thus, the total number of shares of the Company’s common stock subject to awards granted under the 2019 Plan per year over the last three fiscal years (2022, 2023 and 2024) has been, on average, 1.12% of the weighted-average number of shares of the Company’s common stock issued and outstanding for the corresponding year.
We anticipate that the Total Share Reserve will provide us with flexibility to continue to grant equity awards under the 2019 Plan through approximately the end of 2029. However, this is only an estimate, in the Company’s judgment, based on current circumstances. The total number of shares that are subject to the Company’s award grants in any one year or from year-to-year may change based on a number of variables, including, without limitation, the value of the Company’s common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity-based awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of awards the Company grants, and how the Company chooses to balance total compensation between cash and equity-based awards. Because the amount and timing of specific equity awards in the future is dependent on the factors noted above and other factors, some of which are beyond our control, notwithstanding our estimate that the Total Share Reserve should last through approximately the end of 2029, it is not possible to determine with certainty when or if the currently proposed increase in shares under the 2019 Plan will be exhausted or the amount of subsequent dilution that may ultimately result from such awards.
New Plan Benefits
Future awards under the 2019 Plan will be made at the discretion of the plan administrator based on such factors as the plan administrator deems relevant at the time the awards are made. Accordingly, awards that may be granted under the 2019 Plan are not determinable at this time.
Board Recommendation
Our Board recommends a vote “FOR” an amendment to our 2019 Stock Incentive Plan to increase the number of shares of common stock reserved under the plan by 500,000 shares and extend the term of the plan by five years, until June 20, 2034.

PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We are asking the shareholders to ratify the Audit Committee’s appointment of Ham Langston & Brezina LLP (“HL&B”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025. HL&B is a registered public accounting firm with the Public Company Accounting Oversight Board (“PCAOB”), as required by the Sarbanes-Oxley Act of 2002 and the rules of the PCAOB. Shareholder ratification of the appointment is not required under the laws of the State of Colorado, but the Board believes it is important to allow shareholders to vote on the proposal. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and that of our shareholders.
HL&B representatives are expected to attend the 2025 Annual Meeting in person or via video conference. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.
Required Vote
Approval of this Proposal #4 requires a majority of the votes cast at the meeting. Abstentions and broker non-votes will have no effect on the outcome of this Proposal.

Board Recommendation
The Board of Directors recommends that the shareholders vote “FOR” the ratification of the appointment of HL&B as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Principal Accountant Fees
Our principal accountant for the fiscal years ended December 31, 2024, 2023 and 2022 was HL&B.
Audit Fees
The aggregate fees billed for professional services rendered by HL&B for the audit of our consolidated financial statements for the year ended December 31, 2024, 2023 and 2022 and the review of the financial statements on Forms 10-Q for the quarters in such years was approximately $646,902, $474,034 and $369,591, respectively.
Audit Related Fees
During the years ended December 31, 2024, 2023 and 2022, there were no audit related fees.
Tax Fees
HL&B provided certain federal and state income tax return preparation services for the year ended December 31, 2024, 2023 and 2022. The aggregate fees billed for professional services rendered by HL&B for such tax services were $37,275, $28,728 and $52,380, respectively.
All Other Fees
No other fees were billed by HL&B for our fiscal years ended December 31, 2024, 2023 and 2022, other than as described above.
Audit Committee Pre-Approval Policies and Procedures
As of the date of this Proxy Statement, our Audit Committee has not established general pre-approval policies and as of December 31, 2024, our Audit Committee had not established pre-approval policies and procedures for the engagement of our principal accountant to render audit or non-audit services. However, in accordance with Section 10A(i) of the Exchange Act, our Audit Committee, as a whole, approves the engagement of our principal accountant prior to the accountant rendering audit or non-audit services.
Certain rules of the SEC provide that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, subject, however, to a de minimis exception contained in the rules. The Audit Committee pre-approved all services provided by HL&B in 2024 and the de minimis exception was not used.

REPORT OF THE AUDIT COMMITTEE
The primary function of the Audit Committee of Natural Gas Services Group, Inc. is oversight of the Company’s financial reporting process, public financial reports, internal accounting and financial controls, and the independent audit of the annual consolidated financial statements. The Committee acts under a charter, which can be found on the Company’s website at www.ngsgi.com. The adequacy of the charter is reviewed at least annually. The Chairman and all members of the Audit Committee are independent directors within the meaning of Section 303A of the New York Stock Exchange Listed Company Manual.
The Audit Committee met six times in 2024. In these meetings, as discussed in more detail below, it had extensive reports and discussions with the independent auditors, internal accounting professionals, and members of management.
In performing its oversight function, the Committee reviewed and discussed the consolidated financial statements with management and Ham Langston & Brezina LLP (“HL&B”), the Company’s independent auditors. Management indicated, and HL&B’s audit opinion stated, that the Company’s consolidated financial statements were fairly stated in accordance with generally accepted accounting principles. The Committee discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. It also discussed with HL&B matters covered by Public Company Accounting Oversight Board (“PCAOB”) standards, including PCAOB AS 1301--Communication with Audit Committees. In addition, the Committee reviewed and discussed management’s report on internal control over financial reporting.
The Audit Committee also discussed with HL&B its independence from the Company and management, including the communications HL&B is required to provide under applicable PCAOB rules. The Committee considered any non-audit services provided or proposed by HL&B to the Company, and concluded that the auditors’ independence has been maintained. In the year ended December 31, 2024 and up until the filing of this Proxy Statement, HL&B provided federal and state income tax preparation services other than these tax services HL&B has not provided any material non-audit services to the Company.
The Audit Committee discussed with the Company’s internal accounting professionals and HL&B the overall scope and plans for the audit and met periodically with HL&B, both with and without management present. Discussions included the results of their reviews and examination, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
The Audit Committee met with the Company’s management to discuss the comprehensive risk management and compliance processes of the Company, and reviewed other topics of interest.
Based on the reviews and discussions referred to above, in reliance on management and the opinion HL&B included in its report on the financial statements, and subject to the limitations of its role described below, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.
In carrying out its responsibilities, the Audit Committee looks to management and the independent auditors. Management is responsible for the preparation and fair presentation of the Corporation’s financial statements and for maintaining effective internal control. Management is also responsible for assessing and maintaining the effectiveness of internal control over the financial reporting process in compliance with Sarbanes-Oxley Section 404 requirements. The independent auditors are responsible for auditing the Company’s annual financial statements, and expressing an opinion as to whether the statements are fairly stated, in all material respects, in conformity with generally accepted accounting principles. The independent auditors perform their responsibilities in accordance with the standards of the PCAOB. Audit Committee members are not professionally engaged in the practice of accounting or auditing, and are not experts under the Securities Act of 1933 in either of those fields or in auditor independence.
The Committee, along with the other members of the Board, management, and the Company’s internal accounting professionals annually evaluates HL&B’s qualifications, performance, and independence, including the performance of the lead audit partner, in deciding whether or not to retain HL&B. That evaluation includes consideration of: (1) HL&B’s quality control; (2) all relationships between HL&B and the Company covered by the PCAOB; (3) HL&B’s expertise and experience in the oil and gas industry with specific attention to the oilfield services and compression sectors; and (4) the quality of HL&B’s audit plans.
The Committee believes that HL&B’s role as the Company’s independent registered public accounting firm is appropriate given their experience and expertise with middle market public companies in the oilfield service industry and their knowledge of the Company’s business, as well as the effectiveness of their audit plans. Based on the Audit Committee’s evaluation of HL&B’s qualifications, performance, and independence, as well as regular meetings with the lead partner, the Audit Committee believes that the continued retention of HL&B as the Company’s independent registered public accounting firm is in the best interest of the Company and its stockholders.
Respectfully submitted by the Audit Committee,
Georganne Hodges, Chairperson
Jean K. Holley
Nigel J. Jenvey
J. Anthony Gallegos, Jr. (Mr. Gallegos was appointed to the Audit Committee on April 1, 2025)

SHAREHOLDER PROPOSALS
Under SEC Rule 14a-8, if a shareholder wants us to include a proposal in our Proxy Statement and form of proxy for presentation at our 2025 Annual Meeting of Shareholders, the proposal must be received by us at our principal executive offices at 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705 by December 26, 2025 unless the date of our 2026 Annual Meeting of Shareholders is more than 30 days from the anniversary date of our 2025 Annual Meeting of Shareholders, in which case the deadline is a reasonable time before we print and mail our proxy materials for the 2026 Annual Meeting of Shareholders. The proposal should be sent to the attention of the Corporate Secretary of Natural Gas Services Group, Inc. In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by certified mail-return receipt requested. Such proposals must also meet the other requirements established by the SEC for stockholder proposals.
In addition, pursuant to our Bylaws, a stockholder who intends to nominate a candidate for election to the Board or to propose other business for consideration at the 2026 Annual Meeting of Shareholders must deliver to the Company notice and certain information concerning themselves and their shareholder proposal or director nomination not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding Annual Meeting (the “Annual Meeting anniversary date”); provided, however, that, if the Annual Meeting is scheduled to be held on a date more than 30 days before or more than 60 days after the Annual Meeting anniversary date, notice must be delivered to us not later than the close of business on the later of the 120th day prior to the scheduled date of such Annual Meeting and not later than the latest of (i) the 90th day prior to such Annual Meeting, or (ii) the 10th day after public disclosure of the date of such Annual Meeting.
Accordingly, any notice given by or on behalf of a shareholder pursuant to these provisions of our Bylaws (and not pursuant to Rule 14a-8 of the Exchange Act) must be received no earlier than February 5, 2026, and no later than March 9, 2026. Such notice should be addressed to: Natural Gas Services Group, Inc., Corporate Secretary, at 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705.
In addition to satisfying the requirements under our Bylaws set forth above, shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than our nominees) to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the anniversary date of the 2026 Annual Meeting (for the 2026 Annual Meeting, no later than April 6, 2026). However, if the date of the 2026 Annual Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting and the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting is first made.
With respect to special meetings of the shareholders, the business that may be brought at the meeting will be limited to that stated in the Company’s notice of meeting. In the event we call a special meeting of shareholders for the purpose of electing one or more directors to the Board, any such shareholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified our notice of meeting, if such shareholder delivers a notice that complies with the requirements of our Bylaws to the secretary of the Company at its principal executive offices not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of: (x) the 90th day prior to such special meeting; or (y) the tenth (10th) day following the first date of public disclosure of the date of the special meeting and of the nominees proposed by the Board.

HOUSEHOLDING OF PROXY MATERIALS
In an effort to reduce printing costs and postage fees, we have adopted a practice called “householding.” Under this practice, shareholders who have the same address and last name and do not participate in email delivery of proxy-related materials will receive only one set of our Proxy Statement, annual report or notice of internet availability of proxy-related materials unless one or more of these people notifies us that he or she wishes to continue to receive individual copies.
If you share an address with another shareholder and receive only one set of proxy-related materials and would like to request a separate copy for this year’s Annual Meeting or for any future meetings, please: (1) call our Investor Relations contact at (432) 262-2700; (2) send an email to ir@ngsgi.com; or (3) mail your request to Natural Gas Services Group, Inc., 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705, Attn: Investor Relations. Similarly, you may also contact us through any of these methods if you receive multiple copies of the materials and would prefer to receive a single copy in the future.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Because of our relatively small size, to date we have not developed formal processes by which shareholders or other interested parties may communicate directly with Directors. Until formal procedures are developed and posted on our website at www.ngsgi.com, any communication to one or more members of our Board of Directors may be made by sending them in care of Investor Relations, Natural Gas Services Group, Inc., 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705. Shareholders should clearly note on the mailing envelope that the letter is a “Shareholder-Board Communication.” All such communications will be forwarded to the intended recipients.

OTHER MATTERS
Our Board of Directors does not know of any matters to be presented at the meeting other than the matters set forth herein. If any other business should come before the meeting, the person’s named in the enclosed Proxy Card will vote such proxy according to their judgment on such matters.
Certifications. We listed our common stock on the NYSE in October 2008. On an annual basis, our Chief Executive Officer submits to the NYSE the annual certifications required by Section 303A.12(a) of the NYSE Listed Company Manual. The certifications of our Chief Executive Officer and Principal Accounting Officer required by the SEC in connection with our Annual Report on Form 10-K for the year ended December 31, 2024, were submitted to the SEC on March 17, 2025, with our Annual Report on Form 10-K.
You may obtain our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, without charge upon written request to Investor Relations at Natural Gas Services Group, Inc., 404 Veterans Airpark Lane, Suite 300, Midland, Texas 79705. In addition, the exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, may be obtained by any shareholder upon written request to Anna Delgado, Investor Relations.
In addition, we use our website as a channel of distribution for company information. We make available free of charge on the Investor Relations section of our website at www.ngsgi.com our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. We also make available through our website other reports filed with or furnished to the SEC under the Exchange Act including our Proxy Statements and reports filed by officers and Directors under Section 16(a) of the Exchange Act, as well as our Code of Business Ethics and the charters to our various Committees of our Board of Directors. We do not intend for information contained in our website to be part of this Proxy Statement.

BY ORDER OF THE BOARD OF DIRECTORS

April 25, 2025	/s/ Justin C. Jacobs
Midland, Texas	Justin C. Jacobs
Chief Executive Officer and Director

APPENDIX A
Amendment No. 2 to the Natural Gas Services Group, Inc. 2019 Equity Incentive Plan

This Amendment No. 2 to the Natural Gas Services Group, Inc. 2019 Equity Incentive Plan (as amended, the “Plan”) was approved and adopted by the Board of Directors of Natural Gas Services Group, Inc. (the “Company”) on April 1, 2025, subject to approval by the stockholders of the Company, which was obtained on June ___, 2025. Accordingly, the Plan is hereby amended, effective as of June 5, 2025, as follows:
1.Section 4.1 of the Plan is hereby deleted in its entirety and replaced with the following:

“Subject to adjustment in accordance with Section 11, no more than 1,650,000 shares of Common Stock shall be available for the grant of Awards under the Plan (the “Total Share Reserve”). During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.”

2.    Section 16 of the Plan is hereby deleted in its entirety and replaced with the following:
“Termination or Suspension of the Plan. The Plan shall terminate automatically on June 20, 2034. No Award shall be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 13.1 hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.”
In all other respects, the Plan remains unchanged and in full force and effect.

IN WITNESS WHEREOF, this Amendment No. 2 to the Plan has been executed to be effective as of June ___ 25, 2025.

NATURAL GAS SERVICES GROUP, INC.

By: __/s/ Justin C. Jacobs__
Name: Justin C. Jacobs
Title: Chief Executive Officer